CREDIT AGREEMENT


                                    among


                         PENN NATIONAL GAMING, INC.,


                                VARIOUS BANKS,


                            CORESTATES BANK, N.A.,
                                 as CO-AGENT,


                                     and


                            BANKERS TRUST COMPANY,
                                   as AGENT


                      ----------------------------------


                        Dated as of November 27, 1996

                      ----------------------------------





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                           TABLE OF CONTENTS


                                                                   Page


SECTION 1.  Amount and Terms of Credit..............................  1
      1.01  The Commitments.........................................  1
      1.02  Minimum Amount of Each Borrowing........................  2
      1.03  Notice of Borrowing.....................................  3
      1.04  Disbursement of Funds...................................  3
      1.05  Notes...................................................  4
      1.06  Conversions.............................................  6
      1.07  Pro Rata Borrowings.....................................  6
      1.08  Interest................................................  6
      1.09  Interest Periods........................................  7
      1.10  Increased Costs, Illegality, etc........................  8
      1.11  Compensation............................................ 10
      1.12  Change of Lending Office................................ 11
      1.13  Replacement of Banks.................................... 11

SECTION 2.  Letters of Credit....................................... 12
      2.01  Letters of Credit....................................... 12
      2.02  Maximum Letter of Credit Outstandings; Final Maturities. 13
      2.03  Letter of Credit Requests; Minimum Stated Amount........ 14
      2.04  Letter of Credit Participations......................... 14
      2.05  Agreement to Repay Letter of Credit Drawings............ 16
      2.06  Increased Costs......................................... 17

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment... 18
      3.01  Fees.................................................... 18
      3.02  Voluntary Termination of Unutilized Commitments......... 19
      3.03  Mandatory Reduction of Commitments...................... 20

SECTION 4.  Prepayments; Payments; Taxes............................ 22
      4.01  Voluntary Prepayments................................... 22
      4.02  Mandatory Repayments and Commitment Reductions.......... 23
      4.03  Method and Place of Payment............................. 28
      4.04  Net Payments............................................ 28

SECTION 5.  Conditions Precedent to Credit Events on the Initial
            Borrowing Date ......................................... 30



                                (i)

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                                                                   Page

      5.01  Execution of Agreement; Notes........................... 30
      5.02  Officer's Certificate................................... 30
      5.03  Opinions of Counsel..................................... 31
      5.04  Corporate Documents; Proceedings; etc................... 31
      5.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements; Joint
            Venture Agreements...................................... 32
      5.06  Consummation of Plains Company Acquisition.............. 33
      5.07  Licenses................................................ 34
      5.08  Adverse Change, etc..................................... 34
      5.09  Litigation.............................................. 35
      5.10  Pledge Agreement........................................ 35
      5.11  Security Agreement...................................... 35
      5.12  Subsidiaries Guaranty................................... 36
      5.13  Mortgages; Title Insurance; Survey; etc................. 36
      5.14  Projections; Pro Forma Balance Sheet; Financial Review.. 37
      5.15  Solvency Certificate; Environmental Analyses; Insurance
            Certificates............................................ 37
      5.16  Fees, etc............................................... 38
      5.17  Other Indebtedness...................................... 38

SECTION 6.  Conditions Precedent to the Initial Borrowing of Tranche
            B Term Loans............................................ 38
      6.01  Initial Borrowing Date.................................. 38
      6.02  Officer's Certificate................................... 38
      6.03  Opinions of Counsel..................................... 39
      6.04  Proceedings............................................. 39
      6.05  Consummation of the Charles Town Acquisition............ 39
      6.06  Licenses................................................ 40
      6.07  Adverse Change, etc..................................... 40
      6.08  Litigation.............................................. 41
      6.09  Security Documents; etc................................. 41
      6.10  Environmental Analyses.................................. 41
      6.11  Solvency Certificate.................................... 41
      6.12  Due Diligence........................................... 41

SECTION 7.  Conditions Precedent to All Credit Events............... 42
      7.01  No Default; Representations and Warranties.............. 42
      7.02  Notice of Borrowing; Letter of Credit Request........... 42

SECTION 8.  Representations, Warranties and Agreements.............. 43
      8.01  Corporate and Other Status.............................. 43



                                (ii)

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                                                                   Page

      8.02  Corporate and Other Power and Authority................. 43
      8.03  No Violation............................................ 43
      8.04  Approvals............................................... 44
      8.05  Financial Statements; Financial Condition; Undisclosed
            Liabilitie, Projections; etc............................ 44
      8.06  Litigation.............................................. 46
      8.07  True and Complete Disclosure............................ 47
      8.08  Use of Proceeds; Margin Regulations..................... 47
      8.09  Tax Returns and Payments................................ 47
      8.10  Compliance with ERISA................................... 48
      8.11  The Security Documents.................................. 49
      8.12  Representations and Warranties in the Documents......... 50
      8.13  Properties.............................................. 50
      8.14  Capitalization.......................................... 50
      8.15  Subsidiaries............................................ 50
      8.16  Compliance with Statutes, etc........................... 51
      8.17  Investment Company Act.................................. 51
      8.18  Public Utility Holding Company Act...................... 51
      8.19  Environmental Matters................................... 51
      8.20  Labor Relations......................................... 52
      8.21  Patents, Licenses, Franchises and Formulas.............. 52
      8.22  Licenses................................................ 53
      8.23  Indebtedness............................................ 53
      8.24  Plains Company Acquisition.............................. 53
      8.25  Charles Town Acquisition................................ 54

SECTION 9.  Affirmative Covenants................................... 54
      9.01  Information Covenants................................... 54
      9.02  Books, Records and Inspections.......................... 58
      9.03  Maintenance of Property; Insurance...................... 58
      9.04  Corporate Franchises.................................... 59
      9.05  Compliance with Statutes, etc........................... 59
      9.06  Compliance with Environmental Laws...................... 60
      9.07  ERISA................................................... 60
      9.08  End of Fiscal Years; Fiscal Quarters.................... 61
      9.09  Performance of Obligations.............................. 62
      9.10  Payment of Taxes........................................ 62
      9.11  Interest Rate Protection................................ 62
      9.12  Additional Security; Further Assurances................. 62

SECTION 10.  Negative Covenants..................................... 63



                                (iii)

                                                                   Page

      10.01  Liens.................................................. 63
      10.02  Consolidation, Merger, Purchase or Sale of Assets, etc. 66
      10.03  Dividends.............................................. 68
      10.04  Indebtedness........................................... 68
      10.05  Advances, Investments and Loans........................ 69
      10.06  Transactions with Affiliates........................... 70
      10.07  Leases................................................. 71
      10.08  Capital Expenditures................................... 71
      10.09  Minimum Consolidated Net Worth......................... 73
      10.10  Consolidated Cash Interest Coverage Ratio.............. 73
      10.11  Maximum Leverage Ratio................................. 73
      10.13 Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc75
      10.14  Limitation on Certain Restrictions on Subsidiaries..... 76
      10.15  Limitation on Issuance of Capital Stock................ 76
      10.16  Business............................................... 76
      10.17  Limitation on Creation of Subsidiaries................. 77

SECTION 11.  Events of Default...................................... 77
      11.01  Payments............................................... 77
      11.02  Representations, etc................................... 77
      11.03  Covenants.............................................. 77
      11.04  Default Under Other Agreements......................... 78
      11.05  Bankruptcy, etc........................................ 78
      11.06  ERISA.................................................. 78
      11.07  Security Documents..................................... 79
      11.08  Subsidiaries Guaranty.................................. 79
      11.09  Judgments.............................................. 79
      11.10  Change of Control...................................... 80
      11.11  Licenses............................................... 80
      11.12  Applications........................................... 80
      11.13  Legality............................................... 80

SECTION 12.  Definitions and Accounting Terms....................... 81
      12.01  Defined Terms.......................................... 81

SECTION 13.  The Agent..............................................108
      13.01  Appointment............................................108
      13.02  Nature of Duties.......................................108
      13.03  Lack of Reliance on the Agent and the Co-Agent.........109
      13.04  Certain Rights of the Agent and the Co-Agent...........109



                                (iv)

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                                                                   Page

      13.05  Reliance...............................................110
      13.06  Indemnification........................................110
      13.07  The Agent and the Co-Agent in their Individual
             Capacities.............................................110
      13.08  Holders................................................110
      13.09  Resignation by the Agent or the Co-Agent...............111

SECTION 14.  Miscellaneous..........................................111
      14.01  Payment of Expenses, etc...............................111
      14.02  Right of Setoff........................................113
      14.03  Notices................................................113
      14.04  Benefit of Agreement; Assignments; Participations......113
      14.05  No Waiver; Remedies Cumulative.........................115
      14.06  Payments Pro Rata......................................115
      14.07  Calculations; Computations; Accounting Terms...........116
      14.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
              WAIVER OF JURY TRIAL..................................117
      14.09  Counterparts...........................................118
      14.10  Effectiveness..........................................118
      14.11  Headings Descriptive...................................118
      14.12  Amendment or Waiver; etc...............................118
      14.13  Survival...............................................120
      14.14  Domicile of Loans......................................120
      14.15  Register...............................................120
      14.16  Confidentiality........................................121


SCHEDULE I      Commitments
SCHEDULE II     Bank Addresses
SCHEDULE III    Existing Letters of Credit
SCHEDULE IV     Real Property
SCHEDULE V      Subsidiaries
SCHEDULE VI     Existing Indebtedness
SCHEDULE VII    Insurance
SCHEDULE VIII   Existing Liens
SCHEDULE IX     Existing Investments
SCHEDULE X      Indebtedness to be Refinanced
SCHEDULE XI     Projections

EXHIBIT A       Notice of Borrowing
EXHIBIT B-1     Tranche A Term Note
EXHIBIT B-2     Tranche B Term Note



                                (v)

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EXHIBIT B-3     Revolving Note
EXHIBIT C       Letter of Credit Request
EXHIBIT D       Section 4.04(b)(ii) Certificate
EXHIBIT E-1     Opinion of Morgan,  Lewis & Bockius,  counsel to the Credit
                   Parties
EXHIBIT E-2     Opinion of Mesirov Gelman Jaffe Cramer & Jamieson, counsel to the Credit Parties
EXHIBIT F       Officers' Certificate
EXHIBIT G       Pledge Agreement
EXHIBIT H       Security Agreement
EXHIBIT I       Subsidiaries Guaranty
EXHIBIT J       Solvency Certificate
EXHIBIT K       Assignment and Assumption Agreement
EXHIBIT L       Intercompany Note



                                (vi)

            CREDIT AGREEMENT, dated as of November 27, 1996, among PENN NATIONAL GAMING, INC., a Pennsylvania corporation (the "Borrower"), the Banks party hereto from time to time, CORESTATES BANK, N.A., as Co-Agent, and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 12 are used herein as therein defined).


                         W I T N E S S E T H :


            WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the respective credit facilities provided for herein;


            NOW, THEREFORE, IT IS AGREED:


            SECTION 01. Amount and Terms of Credit.

            10.011 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche A Term Loan Commitment severally agrees to make a term loan or term loans (each a "Tranche A Term Loan" and, collectively, the "Tranche A Term Loans") to the Borrower, which Tranche A Term Loans (i) only may be incurred by the Borrower on the Initial Borrowing Date, (ii) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche A Term Loans comprising the same Borrowing shall at all times be of the same Type and
(B) no Tranche A Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Initial Borrowing Date and (2) that date (the "Syndication Date") upon which the Agent shall have determined in its sole discretion (and shall have notified the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 14.04(b)) has been completed and (iii) shall be made by each such Bank in that aggregate principal amount which does not exceed the Tranche A Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to
Section 3.03(b)(ii)). Once repaid, Tranche A Term Loans incurred hereunder may not be reborrowed.

            (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Tranche B Term Loan Commitment severally agrees to make, on any Tranche B Term Loan Borrowing Date occurring on or prior to the Tranche B Term Loan Commitment Termination Date, a term loan or term loans (each a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower, which Tranche B Term Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Tranche B Term Loans maintained as Eurodollar Loans may be incurred prior to the earlier of (1) the 90th day after the Initial Borrowing Date and (2) the Syndication Date and (ii) shall be made by each such Bank in that aggregate principal amount which does not exceed the Tranche B Term Loan Commitment of such Bank on any such Tranche B Term Loan Borrowing Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)(i) or (ii) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(c)(iii)). Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

            (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise speci fically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type and (B) no Revolving Loans maintained as Eurodollar Loans may be in curred prior to the earlier of (1) the 90th day after the Initial Borrowing Date and (2) the Syndication Date, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any such Bank at any time outstanding that aggregate principal amount which, when added to the product of such Bank's RL Percentage and the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Available Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all such Banks at any time outstanding that aggregate principal amount which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Available Revolving Loan Commitment at such time.

            10.012 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount for such Tranche. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

            10.013 Notice of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Agent at its Notice Office at least three Busi ness Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder, the Borrower shall give the Agent at its Notice Office notice thereof no later than the date on which each Base Rate Loan is to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time)

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on such  day.  Each  such  notice  (each a  "Notice  of  Borrowing"),  except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggre gate principal amount of the Loans to be incurred pursuant to such Borrowing, the date of such Bor rowing (which shall be a Business Day), whether the Loans being incurred pursuant to such Borrowing shall constitute Tranche A Term Loans, Tranche B Term Loans or Revolving Loans and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Agent may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, believed by the Agent in good faith to be from the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or the Controller of the Borrower, or from any other authorized officer of the Borrower designated in writing by the Borrower to the Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, absent manifest error.

            10.014 Disbursement of Funds. No later than 12:00 Noon (New York time) (or 2:00 P.M. (New York time) in the case of Base Rate Loans made on same day notice) on the date specified in each Notice of Borrowing, each Bank with a Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immedi ately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

            10.015 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Tranche A Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes") and (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes").

            (b) The Tranche A Term Note issued to each Bank that has a Tranche A Term Loan Commitment or outstanding Tranche A Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche A Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the making of any Tranche A Term Loans on such date by such Bank) (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of Tranche A Term Loans of such Bank at such time) and be payable in the outstanding principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Tranche B Term Note issued to each Bank that has a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Tranche B Term Loan Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance of the thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the making of any Tranche B Term Loans on such date by such Bank) (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to any outstanding Tranche B Term Loan Commitment of such Bank at such time plus the outstanding principal amount of any Tranche B Term Loans of such Bank at such time) and be payable in the outstanding principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Revolving Note issued to each Bank that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower,
(ii) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving
Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

            10.016 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the earlier of (1) the 90th day following the Initial Borrowing Date and (2) the Syndication Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

            10.017 Pro Rata Borrowings. All Borrowings of Tranche A Term Loans, Tranche B Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Tranche A Term Loan Commitments, Tranche B Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

            10.018 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% per annum in excess of the rate then borne by such Borrowings, in each case, with such interest to be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            10.019 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

           (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

           (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

          (vii) no Interest Period in respect of any Borrowing of Tranche A Term Loans or Tranche B Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b)(i) or
      (ii), as the case may be, if the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

           (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the inter pretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the date of this Agreement affecting the interbank Eurodollar market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculat ing, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank determines that after the date of this Agreement the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

            1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, 4.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to
Section 1.10(b).

            1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

            1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings,
(y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 14.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of
(I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and
(III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and

(y) each Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank to such Issuing Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropri ate Note or Notes executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.06 and 14.01), which shall survive as to such Replaced Bank. It is understood and agreed that replacements pursuant to this Section 1.13 shall be effected by means of assignments which otherwise meet the applicable requirements of Section 14.04(b).


            SECTION 2.  Letters of Credit.

            2.021 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Letter of Credit") in support of such L/C Supportable Obligations. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule III (the "Existing Letters of Credit") which were issued by CoreStates for the account of the Borrower prior to the Initial Borrowing Date and which remain outstanding on the Initial Borrowing Date shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued for purposes of Sections 2.04(a), 3.01(c) and 3.01(d) on the Initial Borrowing Date. All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

            (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default, provided that such Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of let ters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

           (ii) such Issuing Bank shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

            2.022 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $2,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total Available Revolving Loan Commit ment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the respective Issuing Bank) and (y) three Business Days prior to the Revolving Loan Maturity Date.

            2.023 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to such Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). The Agent shall promptly transmit copies of each Letter of Credit Request to each Bank with a Revolving Loan Commitment.

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Bank has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of or amendment or modification to any Letter of Credit, such Issuing Bank shall promptly notify the Borrower, each Participant and the Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Bank Default exists, an Issuing Bank shall not be required to issue any Letter of Credit unless such Issuing Bank has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect the participation in Letters of Credit by the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

            (c) The initial Stated Amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the respective Issuing Bank.

            2.024 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevo cably and unconditionally to have purchased and received from such
Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Banks pursuant to Section 1.13 or 14.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Bank, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have an obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

            (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Partici pant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's RL Percentage of any such payment.

            (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the princi pal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

           (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)    the occurrence of any Default or Event of Default.

            2.025 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than two Business Days following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or dis bursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but exclud ing the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 11.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse such Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank.

            2.026 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpre tation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Bank or any Participant (a copy of which certificate shall be sent by the Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to com pensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.


            SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.

            3.031 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Term Loan Commitment, a commitment commission (the "Term Loan Commitment Commission") for the period from and including the Effective Date to but excluding the date on which the Total Term Loan Commitment shall have been terminated, computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Term Loan Commitment of such Bank. Accrued Term Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date on which the Total Term Loan Commitment shall have been terminated.

            (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Revolving Loan Commitment Commission") for the period from and including the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Revolving Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

            (c) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on each such Non-Defaulting Bank's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Eurodollar Spread on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of the Facing Fee payable in any 12 month period for each Letter of Credit shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12 month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

            (e) The Borrower agrees to pay to the respective Issuing Bank, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

            (f) The Borrower agrees to pay to the Agent, for their own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

            3.032 Voluntary Termination of Unutilized Commitments. (a) Upon at least one Business Day's prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, (i) to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $250,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank with such a Commitment and (ii) to terminate or reduce the Total Tranche B Term Loan Commitment pursuant to this Section 3.02(a), in an integral multiple of $500,000, in the case of partial reductions to the Total Tranche B Term Loan Commitment, provided that (x) the Borrower shall only be entitled to terminate the Total Tranche B Term Loan Commitment pursuant to this Section 3.02(a) in the event that the Borrower has notified the Agent that it no longer is pursuing the Charles Town Acquisition (in which case neither the Borrower nor any of its Subsidiaries shall be permitted to consummate the Charles Town Acquisition), (i) partial reductions to the Total Tranche B Term Loan Commitment pursuant to this
Section 3.02(a) may only be made after the consummation of the Charles Town Acquisition and (z) each such termination or reduction shall apply to terminate or proportionately and permanently reduce the Tranche B Term Loan Commitment of each Bank with such a Commitment.

            (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 14.12(b), the Borrower may, subject to its compliance with the requirements of Section 14.12(b), upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate all of the Commitments of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.06 and 14.01), which shall survive as to such repaid Bank.

            3.033 Mandatory Reduction of Commitments. (a) The Total Commitments shall term inate in their entirety on December 15, 1996 unless the Initial Borrowing Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche A Term Loan Commitment (and the Tranche A Term Loan Commitment of each Bank) shall (i) terminate in its entirety on the Initial Borrowing Date (after giving effect to the incurrence of the Tranche A Term Loans on such date) and (ii) prior to the termination of the Total Tranche A Term Loan Commitment, be reduced from time to time to the extent required by Section 4.02.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Bank) shall (i) be reduced on each Tranche B Term Loan Borrowing Date (after giving effect to the making of Tranche B Term Loan on such date), in an amount equal to the aggregate principal amount of Tranche B Term Loans incurred on such date, (ii) terminate in its entirety (to the extent not theretofore mentioned) at 5:00 P.M. (New York time) on the Tranche B Term Loan Commitment Termination Date, whether or not any Tranche B Term Loans are incurred on such date and (iii) prior to the termination of the Total Tranche B Term Loan Commitment, be reduced from time to time to the extent required by Section 4.02.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) in the event that the Borrower does not consummate the Charles Town Acquisition on or prior to the Tranche B Term Loan Commitment Termination Date or the Borrower has notified the Agent that it is no longer pursuing the Charles Town Acquisition, the Total Revolving Loan Commitment shall be permanently reduced on the Tranche B Term Loan Commitment Termination Date (or such earlier date on which the Borrower has so notified the Agent) in an amount equal to $2,000,000 and (ii) the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Effective Date upon which a mandatory repayment of Term Loans and/or a mandatory reduction to the Total Term Loan Commitment pursuant to any of Sections 4.02(c) through (g), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding plus the Total Term Loan Commitment then in effect) or would be required if Term Loans were then outstanding and/or the Total Term Loan Commitment was then in effect, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding and the Total Term Loan Commitment then in effect.

            (f) Each reduction to the Total Tranche A Term Loan Commitment, the Total Tranche B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to Section 4.02) shall be applied proportionately to permanently reduce the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.


            SECTION 4. Prepayments; Payments; Taxes.

            4.041 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions:
(i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay
Eurodollar Loans, whether Tranche A Term Loans, Tranche B Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $500,000 (or $250,000 in the case of Revolving Loans) and, if greater, in an integral multiple of $100,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any elec tion of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01(a) may only be made on the last day of an Interest Period applicable thereto; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to the Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank; and (v) each voluntary prepayment of Term Loans pursuant to this Section 4.01(a) shall be applied pro rata to each Tranche of Term Loans (with each Tranche of Term Loans to be allocated that percentage (the "Tranche A Term Loan Percentage" in the case of Tranche A Term Loans and "Tranche B Term Loan Percentage" in the case of Tranche B Term Loans) of the amount to be applied as is equal to a fraction (expressed as a percentage) (x) the numerator of which is the sum of the then outstanding principal amount of such Tranche of Term Loans and, in the case of Tranche B Term Loans, the Total Tranche B Term Loan Commitment then in effect and (y) the denominator of which is equal to the sum of the then outstanding principal amount of all Term Loans and the Total Tranche B Term Loan Commitment then in effect, and (a) in the case of repayments of Tranche A Term Loans, such repayments shall be applied to reduce the then remaining amount of each Tranche A Term Loan Scheduled Repayment pro rata based upon the then remaining amount of each Tranche A Term Loan Scheduled Repayment after giving effect to all prior reductions thereto, and (b) in the case of repayments of Tranche B Term Loans, such repayments shall be applied to reduce the then remaining Tranche B Scheduled Term Loan Scheduled Repayments pro rata based upon the then remaining amount of each Tranche B Term Loan Scheduled Repayment after giving effect to all prior reductions thereto.

            (b) At any time after termination of the Total Term Loan Commitment and in the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 14.12(b), the Borrower may, upon five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank in accordance with, and subject to the requirements of, said Section 14.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this Section 4.01(b) the Revolving Loan

Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commit ments) and (B) the consents, if any, required by Section 14.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

            4.042 Mandatory Repayments and Commitment Reductions. (a) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans plus the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to be estab lished by the Agent.

            (b) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(i), a "Tranche A Term Loan Scheduled Repayment," and each such date, a "Tranche A Term Loan Scheduled Repayment Date"):

      Tranche A Term Loan
      Scheduled Repayment Date                    Amount

      December 31, 1997
                                                $1,342,857

      March 31, 1998
                                                $1,342,857
      June 30, 1998                             $1,342,857
      September 30, 1998
      $1,342,857
      December 31, 1998
                                                $1,342,857

      March 31, 1999
                                                $3,357,143
      June 30, 1999                             $3,357,143
      September 30, 1999                        $3,357,143
      December 31, 1999                         $3,357,143




                                -21-







      March 31, 2000                            $3,357,143
      June 30, 2000                             $3,357,143
      September 30, 2000                        $3,357,143
      December 31, 2000                         $3,357,143

      March 31, 2001                            $3,357,143
      June 30, 2001                             $3,357,143
      September 30, 2001                        $3,357,143
      Tranche A Term Loan
         Maturity Date                          $3,357,142

            (ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01(a) and 4.02(i), a "Tranche B Term Loan Scheduled Repayment," and each such date, a "Tranche B Term Loan Scheduled Repayment Date," and the Tranche A Term Loan Scheduled Repayments and the Tranche B Term Loan Scheduled Repayments are collectively referred to as the "Scheduled Repayments"):

      Tranche B Term Loan
      Scheduled Repayment Date                    Amount

      December 31, 1997                         $657,143

      March 31, 1998                            $657,143
      June 30, 1998                             $657,143
      September 30, 1998                        $657,143
      December 31, 1998                         $657,143

      March 31, 1999                            $1,642,857
      June 30, 1999                             $1,642,857
      September 30, 1999                        $1,642,857
      December 31, 1999                         $1,642,857

      March 31, 2000                            $1,642,857
      June 30, 2000                             $1,642,857
      September 30, 2000                        $1,642,857
      December 31, 2000                         $1,642,857

      March 31, 2001                            $1,642,857
      June 30, 2001                             $1,642,857
      September 30, 2001                        $1,642,857
      Tranche B Term Loan
         Maturity Date                          $1,642,858

            (iii) If at the time of the termination of the Total Term Loan Commitment (and after giving effect to the incurrence of any Term Loans at such time) the Borrower has not theretofore incurred at least $70,000,000 of Term Loans, then (i) the aggregate amount of Tranche A Term Loan Scheduled Repayments and Tranche B Term Loan Scheduled Repayments shall be reduced on a pro rata basis (based on the relative outstanding principal amount of Tranche A Term Loans and Tranche B Term Loans at such time) and (ii) each of the Tranche A Term Loan Scheduled Repayments and Tranche B Term Loan Scheduled Repayments set forth in the respective tables above shall be reduced on a pro rata basis (based on the relative proportion that the amount of each such Scheduled Repayment of the respective Tranche of Term Loan as set forth in the applicable table above bears to the aggregate amount of all such Scheduled Repayments of such Tranche of Term Loans as set forth in the applicable table above).

            (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or any sale or issuance of its equity (other than cash proceeds received from (i) the exercise of any options or warrants issued by the Borrower and outstanding on the Initial Borrowing Date and (ii) capital contributions to, or equity investments in, any Subsidiary of the Borrower to the extent made by the Borrower or another Subsidiary of the Borrower and, in the case of the Charles Town Joint Venture, to the extent made by Bryant Development), an amount equal to the Applicable Equity Issuance Percentage of the Net Equity Proceeds of such capital contribution or sale or issuance shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commit ment) in accordance with the requirements of Sections 4.02(h) and (i).

            (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidi aries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 10.04 as such Section is in effect on the Effective Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i).

            (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives cash proceeds from any Asset Sale, an amount equal to 75% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i); provided that with respect to no more than $3,000,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of the Borrower, 75% of the Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default then exists and the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase replacement assets within 180 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Sale Proceeds not required to be applied to the repayment of outstanding Term Loans (and/or if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) are not so reinvested in replacement assets within such 180 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans (and/or if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) as provided above in this Section 4.02(e) without regard to this proviso.

            (f) In addition to any other mandatory  repayments  pursuant to this
Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

            (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event shall be applied as a mandatory repayment of principal of outstanding Term Loans (and/or, if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment) in accordance with the requirements of Sections 4.02(h) and (i), provided that so long as no Default or Event of Default then exists and such proceeds do not exceed $1,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $1,000,000, then the entire amount and not just the portion in excess of $1,000,000 shall be applied as a mandatory repayment of Term Loans (and/or as a reduction to the Total Term Loan Commitment) as provided above in this Section 4.02(g) and (ii) if all or any portion of such proceeds not required to be applied to the repayment of outstanding Term Loans (and/or as a reduction to the Total Term Loan Commitment) pursuant to the preceding proviso are not so used within 180 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans and/or if the Total Term Loan Commitment has not yet been terminated, as a mandatory reduction to the Total Term Loan Commitment as provided above in this Section 4.02(g) without regard to the preceding proviso.

            (h) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

            (i) Each amount required to be applied to Term Loans (and/or to the Total Term Loan Commitment) pursuant to Sections 4.02(c), (d), (e), (f) and (g) shall be applied pro rata to each Tranche of Term Loans (in an amount equal to the Tranche A Term Loan Percentage and/or the Tranche B Term Loan Percentage, as the case may be, of such prepayment or reduction). Any amount required to be applied to either Tranche of Term Loans pursuant to Sections 4.02(c), (d), (e),
(f) and (g) shall be applied (i) first, to repay the outstanding principal amount of Term Loans of the respective Tranche and (ii) second, to the extent in excess thereof, to reduce the Total Tranche A Term Loan Commitment or the Tranche B Term Loan Commitment, as the case may be. The amount of each principal repayment of Term Loans (and the amount of each reduction to the Term Loan Commitments) made as required by said Sections 4.02(c), (d), (e), (f) and (g) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans pro rata based upon the then remaining amount of each Scheduled Repayment of the respective Tranche after giving effect to all prior reductions thereto.

            (j) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

            4.043 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.044 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 14.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary con tained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 14.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.


            SECTION 5. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Bank to make Loans, and the obligation of each Issuing Bank to issue Letters of Credit, on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

            4.051 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Tranche A Term Note, Tranche B Term Note and/or Revolving Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

            4.052 Officer's Certificate. On the Initial Borrowing Date, the Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the

Chairman of the Board, the President or any Vice President of the Borrower, stating that all of the conditions in Sections 5.06, 5.07, 5.08, 5.09, 5.17 and
7.01 have been satisfied on such date.

            4.053 Opinions of Counsel. On the Initial Borrowing Date, the Agent shall have received from (i) Morgan, Lewis & Bockius, counsel to the Credit Parties, an opinion addressed to the Agent, the Co-Agent, the Collateral Agent and each of the Banks and dated the Initial Borrowing Date, covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agent or the Co-Agent may reasonably request, (ii) Mesirov Gelman Jaffe Cramer & Jamieson, counsel to the Credit Parties, an opinion addressed to the Agent, the Co-Agent, the Collateral Agent and the Banks, and dated the Initial Borrowing Date, covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agent or the Co-Agent may reasonably request, and (iii) counsel rendering any opinions pursuant to the Plains Company Acquisition Documents, reliance letters addressed to the Agent, the Co-Agent and each of the Banks and dated the Initial Borrowing Date permitting the Agent, the Co-Agent and the Banks to rely on such opinions as if such opinions were addressed to the Agent, the Co-Agent and the Banks.

            4.054 Corporate Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation (or equivalent organizational document) and by-laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing resolutions shall be in form and substance reasonably acceptable to the Agent and the Co-Agent.

            (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Agent, the Co-Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent or the Co-Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            (c) On the Initial Borrowing Date, the corporate, ownership and capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by the Borrower or any of its Subsidiaries) of the Borrower and its Subsidiaries shall be in form and substance reasonably satisfactory to the Agent, the Co-Agent and the Required Banks.

            4.055 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Employment Agreements; Non-Compete Agreements; Collective Bargaining Agreements; Tax Sharing Agreements; Existing Indebtedness Agreements; Joint Venture Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to (or there shall have been made available for review by) the Agent true and correct copies of the following documents:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan)(collectively, the "Employee Benefit Plans");

           (ii) all agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by share holders relating to any such entity with respect to its capital stock (collectively, the "Share holders' Agreements");

          (iii) all material agreements with members of, or with respect to, the
      senior   management   and  management  of  the  Borrower  or  any  of  its
      Subsidiaries (collectively, the "Management Agreements");

           (iv) all material employment agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Employment Agreements")

            (v) any non-compete agreement entered into by the Borrower or any of its Subsidiaries (collectively, the "Non-Compete Agreements");

           (vi) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

          (vii) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements");

         (viii)  all  material  contracts  and  licenses   (including,   without
      limitation, gaming, horse racing and alcohol licenses) of the Borrower or any of its Subsidiaries (collectively, the "Material Contracts");

           (ix) all agreements evidencing or relating to Indebtedness of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date (collectively, the "Existing Indebtedness Agreements"); and

            (x) all joint venture agreements, partnership agreements or other similar agreements (including, without limitation, the Charles Town Joint Venture Agreement) entered into by the Borrower or any of its Subsidiaries (collectively, the "Joint Venture Agreements");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Employment Agreements, Non-Compete Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Joint Venture Agreements and Tax Sharing Agreements shall be in form and substance satisfactory to the Agent, the Co-Agent and the Required Banks and shall be in full force and effect on the Initial Borrowing Date.

            4.056 Consummation of Plains Company Acquisition. (a) On the Initial Borrowing Date (and concurrently with the incurrence of Tranche A Term Loans on such date), (i) the Plains Company Acquisition shall be consummated in accordance with the terms and conditions of the Plains Company Acquisition Documents and all applicable laws and (ii) each of the conditions precedent set forth in the Plains Company Acquisition Documents shall be satisfied and not waived except with the consent of the Agent, the Co-Agent and the Required Banks, to the satisfaction of the Agent, the Co-Agent and the Required Banks. On or prior to the Initial Borrowing Date, the Agent, the Co-Agent and the Banks shall have received true and complete copies of all of the Plains Company Acquisition Documents, and all of the Plains Company Acquisition Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

            (b) On the Initial Borrowing Date and concurrently with the consummation of the Plains Company Acquisition and the incurrence of Tranche A Term Loans on such date, all Indebtedness to be Refinanced shall be repaid in full on such date and all commitments in respect thereof shall be terminated and all Liens and guaranties in connection therewith shall be terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained) to the reasonable satisfaction of the Agent and the Co-Agent. The Agent and the Co-Agent shall have received evidence, in form and substance reasonably satisfactory to them, that the matters set forth in the immediately preceding sentence have been satisfied as of the Initial Borrowing Date.

            4.057 Licenses. On or prior to the Initial Borrowing Date, the Borrower shall have delivered to the Agent true and correct copies of (i) the Penn National Licenses, the Plains Company Licenses and all approvals given by the Pennsylvania Horse Racing Commission and the Pennsylvania

Harness Racing Commission to the holders of the Penn National Licenses and the Plains Company Licenses to conduct off-track wagering at their Non-Primary Locations in each case as currently in effect, (ii) all affidavits of any shareholders of the Borrower or any of its Subsidiaries delivered to the
Pennsylvania Horse Racing Commission and the Pennsylvania Harness Racing Commission within the last five years with respect to any such shareholder and
(iii) all correspondence and other written communications sent within the last five years by or on behalf of the Pennsylvania Horse Racing Commission and the Pennsylvania Harness Racing Commission to the Borrower or any of its Subsidiaries or sent within the last five years by or on behalf of the Borrower or any of its Subsidiaries to the Pennsylvania Horse Racing Commission and the Pennsylvania Harness Racing Commission other than correspondence relating to routine operating matters in the ordinary course of business.

            4.058 Adverse Change, etc. (a) Since September 30, 1996, nothing shall have occurred (and neither the Agent, the Co-Agent nor the Banks shall have become aware of any facts or conditions not previously known, whether as a result of their due diligence investigations or otherwise) which the Agent, the Co-Agent or the Required Banks shall determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the Plains Company Acquisition or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Plains Company or any of their respective Subsidiaries.

            (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents (including, without limitation, any approvals and/or consents of the Pennsylvania Horse Racing Commission and the Pennsylvania Harness Racing Commission necessary, or in the reasonable opinion of the Agent or the Co-Agent desirable, to operate the businesses of the Borrower or any of its Subsidiaries permitted under Section 10.15 or in connection with the effectiveness of the Plains Company Acquisition) in connection with the Plains Company Acquisition and the other transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Plains Company Acquisition or the other transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seek ing injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Plains Company Acquisition or the other transactions contemplated by the Docu ments or otherwise required to herein or therein.

            (c) The Borrower and its Subsidiaries (including the Plains Company and its Subsidiaries) shall have all licenses, including, without limitation, gaming, racing and alcohol licenses, necessary for the operation of its businesses.

            4.059 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Plains Company Acquisition, this Agreement or any other Document or (ii) which the Agent, the Co-Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on (a) the Plains Company Acquisition or on the business, operations, property, assets, condition (financial or otherwise) or the prospects of the Borrower, the Plains Company or any of their respective Subsidiaries, (b) the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

            5.10 Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

            5.11 Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

            (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

           (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

          (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agree ment; and

           (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

            5.12 Subsidiaries Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

            5.13 Mortgages; Title Insurance; Survey; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

            (i) fully executed counterparts of Mortgages, in form and substance satisfactory to the Agent and the Co-Agent, which Mortgages shall cover the Mortgaged Properties owned or leased by the Credit Parties on the Initial Borrowing Date as designated on Schedule IV, together with evidence that counterparts of such Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable, to effectively create a valid and enforceable first priority mortgage lien on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

           (ii) a  mortgagee  title  insurance  policy  on each  such  Mortgaged
      Property issued by a title insurer satisfactory to the Agent (the "Mortgage Policies") in amounts satisfactory to the Agent and the Co-Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agent and the Co-Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that Agent in its discretion may request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Agent or the Co-Agent in its discretion may reasonably request;

          (iii) a survey, in form and substance reasonably satisfactory to the Agent and the Co-Agent, of each owned Mortgaged Property acquired as part of the Plains Company Acquisition, certified by a licensed professional surveyor reasonably satisfactory to the Agent and the Co-Agent; and

           (iv) such landlord waivers and/or estoppel certificates as the Agent or the Co-Agent may have reasonably requested, which landlord waivers and/or estoppel certificates shall be in form and substance reasonably satisfactory to the Agent and the Co-Agent.

            5.14 Projections; Pro Forma Balance Sheet; Financial Review. On or prior to the Initial Borrowing Date, the Agent shall have received copies of (i) the financial statements (including the pro forma financial statements) and Projections referred to in Sections 8.05(a) and (d), (ii) a financial review prepared by BDO Seidman, LLP, which financial review shall be in form, scope and substance satisfactory to the Agent, the Co-Agent and the Required Banks and shall verify the absence of assets (other than the capital stock of
Subsidiaries) and liabilities (including tax and ERISA and contingent or otherwise) of the Plains Company and (iii) a review of the audit procedures, work papers and other matters relating to the audit by Robert Rossi & Co. of the audited financial statements of the operating Subsidiaries of the Plains Company for the fiscal years ended December 31, 1994 and December 31, 1995, and the foregoing audit procedures, work papers and other matters shall be in form and substance satisfactory to the Agent, the Co-Agent and the Required Banks.

            5.15  Solvency  Certificate;   Environmental   Analyses;   Insurance
Certificates. On the Initial Borrowing Date, the Borrower shall have delivered to the Agent:

            (i) a certificate in the form of Exhibit J executed by the Chief Financial Officer of the Borrower;

           (ii) environmental and hazardous substance assessments and analyses in scope, and in form and substance, satisfactory to the Agent, the Co-Agent and the Required Banks; and

          (iii)  certificates  of insurance  complying with the  requirements of
      Section 9.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance, satisfactory to the Agent, the Co-Agent and the Required Banks and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

            5.16 Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Agent, the Co-Agent and each Bank all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent, the Co-Agent and such Bank to the extent then due.

            5.17  Other  Indebtedness.   On  the  Initial  Borrowing  Date,  the
Borrower, the Plains Company and their respective subsidiaries shall have no Indebtedness except for the Obligations and Existing Indebtedness.


            SECTION 6. Conditions Precedent to the Initial Borrowing of Tranche B Term Loans. The obligation of each Bank to make the initial Tranche B Term Loans is subject at the time of the making of such Tranche B Term Loans to the satisfaction of the following conditions:

            6.061 Initial Borrowing Date. The Initial Borrowing Date shall have occurred.

            6.062 Officer's Certificate. (a) On the Initial Tranche B Term Loan Borrowing Date, the Agent shall receive a certificate, dated the Initial Tranche B Term Loan Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the President or any Vice President of the Borrower, stating that all of the conditions in Sections 6.05, 6.06, 6.07, 6.08 and 7.01 have been satisfied on such date.

            (b) On the Initial Tranche B Term Loan Borrowing Date, the Agent shall have received a certificate from the Charles Town Joint Venture, dated the Initial Tranche B Term Loan Borrowing Date, signed by the Chairman of the Board, the President or any Vice President of the Charles Town Joint Venture or by the managing member of the Charles Town Joint Venture, and attested to by another officer of the Charles Town Joint Venture or of the managing member thereof, in the form of Exhibit F with appropriate insertions, together with copies of the organizational documents of the Charles Town Joint Venture and the resolutions of the Charles Town Joint Venture referred to in such certificate, and the foregoing resolutions shall be in form and substance reasonably acceptable to the Agent and the Co-Agent.

            6.063 Opinions of Counsel. On the Initial Tranche B Term Loan Borrowing Date, the Agent shall have received from counsel to the Credit Parties, one or more opinions addressed to the Agent, the Co-Agent, the Collateral Agent and each of the Banks and dated the Initial Tranche B Term Loan Borrowing Date, covering such of the matters incident to the Charles Town Acquisition and the other transactions contemplated herein as the Agent or the Co-Agent may reasonably request, including, without limitation, the perfection of the security interest granted pursuant to the Security Documents in respect of the assets acquired pursuant to the Charles Town Acquisition, and such opinions shall be in form and substance, and from counsel, satisfactory to the Agent, the Co-Agent and the Required Banks.

            6.064 Proceedings. All corporate and legal proceedings and all instruments and agree ments in connection with the transactions contemplated by the Charles Town Acquisition Documents shall be satisfactory in form and substance to the Agent, the Co-Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent or the Co-Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or govern mental authorities.

            6.065 Consummation of the Charles Town Acquisition. On the Initial Tranche B Term Loan Borrowing Date (and concurrently with the incurrence of Tranche B Term Loans on such date), (a) (i) the Charles Town Acquisition shall be consummated in accordance with the terms and conditions of the Charles Town Acquisition Documents and all applicable laws, (ii) the Charles Town Joint Venture shall have purchased the Charles Town Race Track free and clear of all Liens and (iii) each of the conditions precedent set forth in the Charles Town Acquisition Documents shall be satisfied and not waived except with the consent of the Agent, the Co-Agent and the Required Banks, to the satisfaction of the Agent, the Co-Agent and the Required Banks and (b) the Agent shall have received all consents as may be necessary, or in the opinion of the Agent desirable, to enable the Charles Town Venture and the managing member thereof to take all actions as are required to be taken by such Credit Parties pursuant to the terms of this Agreement and the other Credit Documents. The aggregate consideration paid by the Charles Town Joint Venture for the Charles Town Race Track shall not exceed $16,500,000, of which at least $3,300,000 shall have been provided by an equity contribution from Bryant Development to the Charles Town Joint Venture. On or prior to the Initial Tranche B Term Loan Borrowing Date, the Agent shall have received true and complete copies of all the Charles Town Acquisition Documents, and all of the Charles Town Acquisition Documents shall be in form and substance satisfactory to the Agent, the Co-Agent and the Required Banks.

            6.066 Licenses. On or prior to the Initial Tranche B Term Loan Borrowing Date, the Charles Town Joint Venture shall have obtained all of the Charles Town Licenses and other licenses necessary to operate the Charles Town Race Track and all Charles Town Licenses and other licenses shall be in full force and effect. On or prior to the Initial Tranche B Term Loan Borrowing Date, the Borrower shall have delivered to the Agent true and correct copies of (i) the Charles Town Licenses as currently in effect, (ii) all affidavits of any shareholders of the Borrower or any of its Subsidiaries delivered to the West Virginia Racing Commission or the West Virginia Lottery Commission in order to obtain the Charles Town Licenses and (iii) all correspondence and other written communications sent by or on behalf of the West Virginia Racing Commission or the West Virginia Lottery Commission to the Borrower or any of its Subsidiaries or sent by or on behalf of the Borrower or any of its Subsidiaries to the West Virginia Racing Commission or the West Virginia Lottery Commission in order to obtain the Charles Town Licenses.

            6.067 Adverse Change, etc. (a) Since September 30, 1996, nothing shall have occurred (and neither the Agent, the Co-Agent nor the Banks shall have become aware of any facts or conditions not previously known, whether as a result of their due diligence investigations or otherwise) which the Agent, the Co-Agent or the Required Banks shall determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks, the Co-Agent or the Agent, or on the ability of any Credit Party to perform its obligations to them hereunder or under any other Credit Document or
(b) has had, or could reasonably be expected to have, a material adverse effect on the Charles Town Acquisition or on the business, operations, property, assets, liabil ities, condition (financial or otherwise) or prospects of the Borrower, any of its Subsidiaries or the Charles Town Race Track other than the closing of the Charles Town Race Track on November 10, 1996.

            (b) All necessary governmental (domestic and foreign) and third party approvals and/or consents (including, without limitation, any approvals and/or consents of the West Virginia Racing Commission and the West Virginia Lottery Commission necessary or, in the reasonable opinion of the Agent or the Co-Agent desirable, to operate the businesses of the Borrower or any of its
Subsidiaries   permitted   under  Section  10.15  or  in  connection   with  the
effectiveness of the Charles Town Acquisition) in connection with the Charles Town Acquisition shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon, the consummation of the Charles Town Acquisition. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the Charles Town Acquisition.

            6.068 Litigation. On the Initial Tranche B Term Loan Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to the Charles Town Acquisition, this Agreement or any other Document or
(ii) which the Agent, the Co-Agent or the Required Banks shall determine could reasonably be expected to have a material adverse effect on (a) the Charles Town Acquisition or on the business, operations, property, assets, condition (financial or otherwise) or the prospects of the Borrower, any of its Subsidiaries or the Charles Town Race Track, (b) the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

            6.069 Security Documents; etc. On the Initial Tranche B Term Loan Borrowing Date, the Borrower shall have taken, or shall have caused one or more of its Subsidiaries (including the Charles Town Joint Venture) to take, all such actions as may be required pursuant to Section 9.12 in connection with the Charles Town Acquisition, and the Agent shall have received evidence, in form and scope satisfactory to it, that such matters have been taken.

            6.10 Environmental Analyses. On or prior to the Initial Tranche B Term Loan Borrowing Date, the Borrower shall have delivered to the Agent environmental and hazardous substance assessments and analyses in scope, and in form and substance, satisfactory to the Agent, the Co-Agent and the Required Banks in connection with the Charles Town Acquisition.

            6.11 Solvency Certificate. On the Initial Tranche B Term Loan Borrowing Date, the Borrower shall have delivered to the Agent a certificate in the form of Exhibit J executed by the Chief Financial Officer of the Borrower.

            6.12 Due Diligence. The Agent, the Co-Agent and the Required Banks shall have completed, and shall be satisfied with the results of, their due diligence analysis and review of the Charles Town Acquisition, the assets and liabilities being acquired in connection therewith and the ability of Bryant Development to provide (i) $3,300,000 to the Charles Town Joint Venture to fund a like amount of the purchase price for the Charles Town Acquisition and (ii) up to $3,200,000 to the Charles Town Joint Venture to fund the Capital Expenditures permitted under Section 10.08(d), and the Agent, the Co-Agent and the Required Banks shall have received all information reasonably requested by them in connection with the Charles Town Acquisition (including, but not limited to, financial statements).

            SECTION 7. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Initial Borrowing Date and on the Initial Tranche B Term Loan Borrowing Date), and the obligation of each Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            7.071 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.072 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

            (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

            The acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in
Section 5 (with  respect to Credit  Events on the Initial  Borrowing  Date),  in
Section 6 (with respect to Credit Events on the Initial Tranche B Term Loan Borrowing Date) and in this Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5, 6 and in this Section 7, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Agent and the Required Banks.


            SECTION 8. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agree ments, in each case after giving effect to the Plains Company Acquisition, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

            7.081 Corporate and Other Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corpor ate, limited liability company or partnership power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            7.082 Corporate and Other Power and Authority. Each Credit Party has the corporate, limited liability company or partnership power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, limited liability company or partnership action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.083 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or partnership agreement (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

            7.084 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to (x) the Initial Borrowing Date (in the case of the transactions contemplated by the Plains

Company Acquisition Documents and the entering into and performance of the Credit Documents) and which remain in full force and effect on the Initial Borrowing Date and (y) the Initial Tranche B Term Loan Borrowing Date (in the case of the transactions contemplated by the Charles Town Acquisition Documents) and which remain in full force and effect on the Initial Tranche B Term Loan Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or
(ii) the legality, validity, binding effect or enforceability of any such Document.

            7.085 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Borrower and its Subsidiaries at December 31, 1994, December 31, 1995 and September 30, 1996 and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal years and nine-month period ended on such dates, as the case may be, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial position of the Borrower and its Subsidiaries at the date of such balance sheets and the results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. The consolidated balance sheet of the Borrower and its Subsidiaries at October 31, 1996 and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the one-month period ended on such date, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial position of the Borrower and its Subsidiaries at the date of such balance sheet and the results of operations of the Borrower and its Subsidiaries for the period covered thereby. The balance sheets of each of the operating Subsidiaries of the Plains Company for the fiscal years ended December 31, 1994 and 1995, and the related statements of operations and cash flows of such Subsidiaries for the fiscal years ended as of said dates, copies of which have heretofore been furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial position of such Subsidiaries at the date of such balance sheets and the results operation of such Subsidiaries for the periods covered thereby. The consolidated balance sheet of the Plains Company and its Subsidiaries at September 30, 1996 and the related consolidated statements of income, cash flows and shareholders' equity of the Plains Company and its Subsidiaries for the nine-month period ended on such date, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial position of the Plains Company and its Subsidiaries at the date of such balance sheet and the results of the operations of the Plains Company and its such Subsidiaries for the period covered thereby. The consolidated balance sheet of the Plains Company and its Subsidiaries at October 31, 1996 and the related consolidated statements of income, cash flows and shareholders' equity of the Plains Company and its Subsidiaries for the one-month period ended on such date, copies of which have been furnished to the Banks prior to the Initial Borrowing Date, present fairly the financial position of the Plains Company and its Subsidiaries at the date of such balance sheet and the results of operations of the Plains Company and its Subsidiaries for the period covered thereby. The balance sheets of each of the operating Subsidiaries of the Plains Company for each quarterly period from July 1, 1995 through June 30, 1996, and the related statements of operations and cash flows of such Subsidiaries for such each period, present fairly the financial position of such Subsidiaries at the date of such balance sheets and the results of operations of such Subsidiaries for the periods covered thereby. The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Initial Borrowing Date and after giving effect to the Plains Company Acquisition and the financing therefore, a copy of which has been furnished to the Banks prior to the Initial Borrowing Date, present fairly the pro forma financial position of the Borrower and its Subsidiaries as of the Initial Borrowing Date. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments in the case of the nine-month and other interim financial statements referred to above. After giving effect to the Plains Company Acquisition (but for this purpose assuming that the Plains Company Acquisition and the related financing had occurred prior to September 30, 1996), since September 30, 1996, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            (b) On and as of the Initial Borrowing Date and after giving effect to the Plains Company Acquisition and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, and as of the Initial Tranche B Term Loan Borrowing Date and after giving affect to the Charles Town Acquisition and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not in curred and does not intend to incur, and does not believe that they will incur, debts beyond their ability to pay such debts as such debts mature; and
(c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 8.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliqui dated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (c) Except as fully disclosed in the financial statements delivered pursuant to Section 8.05(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 8.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

            (d) On and as of the Initial Borrowing Date, the Projections delivered to the Agent and the Banks prior to the Initial Borrowing Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Initial Borrowing Date, the Borrower believes that the Projections are reasonable and attainable.

            7.086 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            7.087 True and Complete Disclosure. All factual information (taken as a whole) furnished by any Credit Party in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

            7.088 Use of Proceeds; Margin Regulations. (a) All proceeds of the Tranche A Term Loans will be used by the Borrower (i) to effect the Plains Company Acquisition and (ii) to pay fees and expenses related to the Plains Company Acquisition and the related financing transactions.

            (b) All proceeds of the Tranche B Term Loans will be used by the Borrower (i) to effect the Charles Town Acquisition, (ii) to make improvements to the Charles Town Race Track and (iii) to pay fees and expenses related to the Charles Town Acquisition.

            (c) All proceeds of the Revolving Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries.

            (d) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

            7.089 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Borrowing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

            8.10 Compliance with ERISA. (i) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of
incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been insti tuted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with
Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

            (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

            8.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Per mitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will create, as may be perfected by such filing and recordation, a perfected security interest granted to the Collateral Agent in the United States trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will create, as may be perfected by such filing and recordation, a perfected security interest granted to the Collateral Agent in the United States copyrights covered by the Security Agreement.

            (b) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreement.

            (c) The Mortgages create, for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Per mitted Encumbrances related thereto) and subject to no other Liens (other than Liens permitted under Section 10.01). Schedule IV contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries on the Initial Borrowing Date, and the type of interest therein held by the Borrower or such Subsidiary. The Borrower and each of its Subsidiaries have good and marketable title to all fee-owned Real Property and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

            8.12 Representations and Warranties in the Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were (or are) made (or deemed made).

            8.13 Properties. The Borrower and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all property reflected in the balance sheets referred to in Section 8.05(a) and all property acquired pursuant to each Acquisition (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or a permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

            8.14 Capitalization. On the Initial Borrowing Date, the authorized capital stock of the Borrower shall consist of (i) 20,000,000 shares of common stock, $.01 par value per share and (ii) 1,000,000 shares of preferred stock, $.01 par value per value, of which no shares of such preferred stock are issued or outstanding. All outstanding shares of capital stock of the Borrower have been duly and validly issued, are fully paid and nonassessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants to purchase shares of its common stock.

            8.15 Subsidiaries. As of the Initial Borrowing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule V. Schedule V correctly sets forth, as of the Initial Borrowing Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

            8.16 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Sub sidiaries taken as a whole.

            8.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            8.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8.19 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environ mental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or threatened Environmental Claims against the Borrower or any of its Subsidiaries (in cluding any such claim arising out of the ownership or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by the Borrower or any of its Sub sidiaries) or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to any Real Property owned or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by the Borrower or any of its Subsidiaries but no longer owned or operated by the Borrower or any of its Subsidiaries) or any property adjoining or adjacent to any such Real Property that could be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidi aries or any Real Property owned or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

            (c) Notwithstanding anything to the contrary in this Section 8.19, the representations made in this Section 8.19 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            8.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower or on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            8.21 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses (including, but not limited to, gaming and alcohol licenses), franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            8.22 Licenses. (a) The Penn National Licenses and the Plains Company Licenses are in full force and effect, have not been subject to any suspension at any time within the last five years and there are no grounds to suspend or revoke any of such Licenses, nor has any notice been received with respect to such Licenses at any time within the last five years from the Pennsylvania Horse Racing Commission or the Pennsylvania Harness Racing Commission that the Pennsylvania Horse Racing Commission or the Pennsylvania Harness Racing Commission believes there are grounds for suspending or revoking any of such Licenses or indicating that any inquiry is or may be conducted with respect to any such suspension or revocation or the fitness of any shareholder of the Borrower or any of its Subsidiaries to hold any capital stock therein.

            (b) At any time after the consummation of the Charles Town Acquisition, the Charles Town Licenses are in full force and effect, have not been subject to any suspension at any time and there are no grounds to suspend or revoke any of such Licenses, nor has any notice been received with respect to such Licenses from the West Virginia Racing Commission or the West Virginia Lottery Commission that the West Virginia Racing Commission or the West Virginia Lottery Commission believes there are grounds for suspending or revoking any of such Licenses or indicating that any inquiry is or may be conducted with respect to any such suspension or revocation or the fitness of any shareholder of the Borrower or any of its Subsidiaries to hold any capital stock or other equity interest therein.

            8.23 Indebtedness. Schedule VI sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Plains Company Acquisition (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount hereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

            8.24 Plains Company Acquisition. At the time of consummation thereof, the Plains Company Acquisition shall have been consummated in accordance with the terms of the respective Plains Company Acquisition Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Plains Company Acquisition to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Plains Company Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse condi tions upon the Plains Company Acquisition, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the Plains Company Acquisition have been taken in compliance with the respective Documents and all applicable laws.

            8.25 Charles Town Acquisition. At the time of consummation thereof, the Charles Town Acquisition shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of
consummation   thereof,   all  consents  and   approvals  of,  and  filings  and
registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Charles Town Acquisition to the extent then required have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Charles Town Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Charles

Town Acquisition, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the Documents to which it is party. All actions taken by each Credit Party pursuant to or in furtherance of the Charles Town Acquisition have been taken in compliance with the respective Documents and all applicable laws.


            SECTION 9. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obli gations incurred hereunder and thereunder, are paid in full:

            9.091 Information Covenants. The Borrower will furnish to each Bank:

            (a) Monthly Reports. Within 30 days after the end of each fiscal month of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal month and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such fiscal month, in each case setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and comparable budgeted figures for such fiscal month.

            (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and re tained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and
      (ii) management's discussion and analysis of the important operational and financial developments during the quarterly and year-to-date periods.

            (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (x) in the case of the consolidated financial statements, by BDO Seidman, LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (y) in the case of the consolidating financial statements, by the Chief Financial Officer of the Borrower and (ii) management's discussion and analysis of the important operational and financial developments during the respective fiscal year.

            (d) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

            (e) Budgets and Projections. No later than thirty days following the first day of each fiscal year of the Borrower, a budget in form satisfactory to the Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the months of such fiscal year prepared in detail.

            (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(b) and (c), a certificate of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (x) set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(e), 4.02(f) (to the extent delivered with the financial statements required by
      Section  9.01(c)),   4.02(g),   10.04,  10.05  and  10.07  through  10.12,
      inclusive, at the end of such fiscal quarter or year, as the case may be, and (y) if delivered with the financial statements required by Section 9.01(c), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the respective Excess Cash Payment Period.

            (g) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any liti gation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebt edness of the Borrower or any of its Subsidiaries or
      (z) with respect to the either Acquisition or any Document.

            (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

            (i) Environmental Matters. Promptly after an officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

                   (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

                   (ii) any  condition or occurrence on or arising from any Real
             Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environ mental Law or
             (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                   (iii)any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transfer ability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                   (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or oper ated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

            (j) Annual Meetings with Banks. At a date to be mutually agreed upon between the Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower shall hold a meeting with all of the Banks at which meeting shall be re viewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower.

            (k) Regulatory Matters. Promptly after (i) the Borrower or any of its Subsidiaries receives any correspondence or other written communication from any Commission (other than correspondence relating to routine operating matters of the Borrower or any of its Subsidiaries in the ordinary course of business) or (ii) the Borrower or any of its Subsidiaries delivers any correspondence or other written communication to any Commission (other than correspondence relating to routine operating matters of the Borrower or any of its Subsidiaries) the Borrower shall deliver copies of any such correspondence or other written communication to each of the Banks.

            (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Agent or any Bank may reasonably request.

            9.092 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Sub sidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may reasonably request.

            9.093 Maintenance of Property; Insurance. (a) Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Initial Borrowing Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Agent or any Bank, upon written request, full information as to the insurance carried. At any time that insurance at levels described on Schedule VII is not being maintained by the Borrower or any Subsidiary of the Borrower, the Borrower will, or will cause one of its Subsidiaries to, promptly notify the Agent in writing and, if thereafter notified by the Agent or the Required Banks to do so, the Borrower or any such Subsidiary, as the case may be, shall obtain such insurance at such levels and coverage which are at least as great as to the extent such insurance is reasonably available.

            (b) The Borrower will, and will cause each of the other Credit Parties to, at all times keep its property insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such other Credit Parties) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be cancelled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period of time as a particular insurance company policy generally provides),
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured
Creditors, (iv) shall contain the standard non-contributing mortgage clause endorsement in favor of the Collateral Agent with respect to hazard liability insurance, (v) shall, except in the case of public liability insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of the Borrower or any such other Credit Party, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary,
(C) any foreclosure or other  proceeding  relating to the insured  properties or
(D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent.

            (c) If the Borrower or any of its Subsidiaries shall fail to insure its property in accor dance with this Section 9.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Collateral Agent for all costs and expenses of procuring such insurance.

            9.094 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 9.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 10.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            9.095 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the busi ness, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            9.096 Compliance with Environmental Laws. (a) The Borrower will com-ply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in com pliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

            (b) At the written request of the Agent or the Required Banks and based upon a reasonable concern as to the continued veracity and completeness of any of the representations and warranties set forth in Section 8.19, compliance with Section 9.06(a) or upon receipt of any notice given under Section 9.01(i), which request shall specify in reasonable detail the basis therefor, at any time and from time to time, the Borrower will provide, at the sole expense of the Borrower, an environmental site assessment report concerning any Real Property owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Agent, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within ninety days after such request was made, the Agent may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grants to the Agent and the Banks and their agents access to such Real Property and specifically grants the Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole and reasonable expense of the Borrower.

            9.097 ERISA. As soon as possible and, in any event,  within ten (10)
days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of
ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            9.098 End of Fiscal Years; Fiscal Quarters.  The Borrower will cause
(i) each of its, and each of its Subsidiaries', fiscal years to end on December 31, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

            9.099 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, prop erty, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsid iaries taken as a whole.

            9.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 10.01(i); provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has main tained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            9.11 Interest Rate Protection. No later than 60 days following the Initial Tranche B Term Loan Borrowing Date, the Borrower will enter into Interest Rate Protection Agreements acceptable to the Agent and the Co-Agent establishing a fixed or maximum interest rate acceptable to the Agent and the Co-Agent for an aggregate amount equal to at least 25% of the aggregate principal amount of all Term Loans then outstanding (it being understood and agreed, however, that if the Initial Tranche B Term Loan Borrowing Date does not occur, the Borrower shall have no obligations under this Section 9.11).

            9.12 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages in such assets and properties of the Borrower and such Subsidiary Guarantors as are not covered by the original Security Documents, and as may be requested from time to time by the Agent or the Required Banks (collectively, the "Additional Security Documents"). All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

            (b) The  Borrower  will,  and  will  cause  each  of the  Subsidiary
Guarantors to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure itself that this Section 9.12 has been complied with.

            (c) The  Borrower  agrees  that each action  required  above by this
Section 9.12 shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Agent or the Required Banks or required to be taken by the Borrower and the Subsidiary Guarantors pursuant to the terms of this Section 9.12; provided that (i) in connection with the Charles Town Acquisition, such actions shall be taken at the time of consummation thereof and (ii) except in connection with the Charles Town Acquisition, in no event will the Borrower be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 9.12.


            SECTION 10. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have termi nated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            10.101 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contin gent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any simi lar recording or notice statute; provided that the provisions of this
Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

           (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule VIII, but only to the respective date, if any, set forth in such Schedule VIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on Schedule VIII, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

           (iv)    Permitted Encumbrances;

            (v)    Liens created pursuant to the Security Documents;

           (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vii) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 10.04(iv), provided that (x) such Liens only serve to secure the payment of Indebt edness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

         (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed $250,000 and
      (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

           (ix) on or after the consummation of the Charles Town Acquisition, Liens placed upon video lottery terminals used at the Charles Town Race Track (the "Charles Town Video Lottery Terminals") at the time of the acquisition of such video lottery terminals by the Borrower or any of its Subsidiaries or within 90 days thereafter to secure Indebtedness incurred to pay all or at least 85% of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such video lottery terminals or extensions, renewals or replacements of any of the such video lottery terminals for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (ix) shall not at any time exceed $11,000,000 and (y) in all events, the Lien encumbering the video lottery terminals so acquired does not encumber any other asset of the Borrower or such Subsidiary;

            (x) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

           (xi) Liens arising from precautionary UCC financing statement filings regarding operating leases permitted under Section 10.07;

          (xii) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $100,000 at any time outstanding;

         (xiii) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party; and

          (xiv) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause (xiv) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xiv)) shall not at any time exceed $250,000.

In connection with the granting of Liens of the type described in clauses (vii),
(viii) and (ix) of this Section 10.01 by the Borrower or any of its Subsidiaries, the Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens.

            10.102 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

            (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 10.08;

           (ii) each of the Borrower and its Subsidiaries may sell assets (other than the capital stock of any Subsidiary Guarantor or any Mortgaged Property), so long as (x) no Default or Event of Default then exists or would result therefrom, (y) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 85% of the total consideration received by the Borrower or such Subsidiary is cash and is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02(e) and (v) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (ii) shall not exceed $3,000,000 in any fiscal year of the Borrower;

          (iii) Investments may be made to the extent permitted by Section 10.05

           (iv) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iv));

            (v) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

           (vi) each of the Borrower and its Subsidiaries may sell obsolete or worn-out equipment or materials in the ordinary course of business;

          (vii) each of the Acquisitions shall be permitted in accordance with the terms and provisions of this Agreement;

         (viii) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

           (ix) each of the Borrower and its Subsidiaries may, in the ordinary course of business, license, as licensor or licensee, patents, trademarks, copyrights and know-how to third Persons and to one another so long as any such license by the Borrower or any other Credit Party in its capacity as licensor is permitted to be assigned pursuant to the Security Agreement (to the extent that the security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any other Credit Party pursuant to the Security Agreement in the intellectual property covered by such license; and

            (x) so long as no Default or Event of Default then exists, any Wholly-Owned Subsidiary of the Borrower may merge with and into any other Wholly-Owned Subsidiary of the Borrower, so long as in the case of any merger involving a Subsidiary Guarantor, the Subsidiary Guarantor shall be the surviving corporation of such merger.

To the extent the Required Banks waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            10.103 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

            (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

           (ii) so long as no Default or Event of Default then exists or would result therefrom, any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders or partners generally so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary); and

          (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase outstanding shares of its common stock (or options to purchase such common stock) following the death, disability or termination of employment of employees of the Borrower or any of its Subsidiaries, provided that the aggregate amount of Dividends paid by the Borrower pursuant to this clause (iii) shall not exceed $50,000 in any fiscal year of the Borrower.

            10.104 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

           (ii) Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule VI, without giving effect to any subsequent extension, renewal or refinancing thereof except to the extent set forth on Schedule VI, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

          (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 so long as all of the terms and conditions of such Interest Rate Protection Agreements are satisfactory to the Agent;

           (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 10.08, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations permitted by this clause (iv) exceed $100,000 at any time outstanding;

            (v)    Indebtedness subject to Liens permitted under Sections 10.01
      (viii) and (ix);

           (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Section 10.05(vii);

          (vii) additional unsecured Indebtedness of the Borrower and its Subsidiaries not to exceed $100,000 in aggregate principal amount at any time outstanding.

            10.105 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

            (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

           (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Initial Borrowing Date and described on Schedule IX, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 10.05;




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






           (iv)  the  Borrower  and  its   Subsidiaries   may  receive  non-cash
      consideration in connection with any asset sale permitted by Section 10.02(ii) but only to the extent set forth in such Section 10.02(ii);

            (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000;

           (vi) the Borrower may enter into Interest Protection Agreements to the extent permitted by Section 10.04(iii);

          (vii) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

         (viii) the Borrower and its Subsidiaries may make cash equity contributions to the Charles Town Joint Venture (i) in an amount not to exceed $13,200,000 to fund a like amount of the purchase price for the Charles Town Race Track and (ii) in an amount not to exceed $12,800,000 to fund the Capital Expenditures permitted by Section 10.08(d) so long as at the time of any contribution pursuant to this clause (ii) Bryant Development contemporaneously makes an equity contribution to the Charles Town Joint Venture to fund its proportionate share of such Capital Expenditures; and

           (ix) on the Initial Borrowing Date, the Borrower and its Subsidiaries may make cash equity contributions to their respective Subsidiaries in an aggregate amount not to exceed $27,000,000 to effect the Plains Company Acquisition.

            10.106 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that the following in any event shall be permitted:

            (i)    Dividends may be paid to the extent provided in Section
10.03;

           (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 10.02, 10.04 and 10.05;

          (iii) customary fees may be paid to non-officer directors of the Borrower and its Subsidiaries; and
           (iv) Subsidiaries of the Borrower may pay management fees to the Borrower.

            10.107 Leases. (a) Prior to the consummation of the Charles Town Acquisition, the Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Borrower and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed for any fiscal year set forth below the amount set forth opposite such fiscal year below:

            Fiscal Year Ending                  Amount

            December 31, 1997                   $1,300,000
            December 31, 1998                   $1,400,000
            December 31, 1999                   $1,400,000
            December 31, 2000                   $1,400,000
            December 31, 2001                   $1,400,000

            (b) On or after the consummation of the Charles Town Acquisition, the Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) made by the Borrower and its Subsidiaries on a consolidated basis under any agreement to rent or lease any real or personal property (or any extension or renewal thereof) (excluding Capitalized Lease Obligations) to exceed for any fiscal year set forth below the amount set forth opposite such fiscal year below:

            Fiscal Year Ending                  Amount

            December 31, 1997                   $3,700,000
            December 31, 1998                   $3,700,000
            December 31, 1999                   $3,900,000
            December 31, 2000                   $4,000,000
            December 31, 2001                   $4,100,000

            10.108 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that
(x) during the period from October 1, 1996 through and including December 31, 1997, the Borrower and its Subsidiaries may make Capital Expenditures in an aggregate amount not to exceed $12,000,000 (it being understood and agreed that no part of such $12,000,000 may be used to make Capital Expenditures to refurbish the Charles Town Race Track) and (y) during any fiscal year of the Borrower set forth below (taken as one accounting



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






period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

            Fiscal Year Ending                  Amount

            December 31, 1998                   $4,000,000
            December 31, 1999                   $2,000,000
            and each fiscal year
              thereafter

            (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above during the period from October 1, 1996 through and including December 31, 1997 is greater than the amount of such Capital Expenditures actually made by the Borrower and its Subsidiaries during such period pursuant to clause (a) above, such unutilized amount may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year 1998, provided that no amounts once carried forward to the Borrower's 1998 fiscal year may be carried forward to fiscal years thereafter.

            (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net Insurance Proceeds are not required to be applied pursuant to Section 4.02(g) (or Section 3.03(e), as the case may be).

            (d) In addition to the foregoing, on or after the consummation of the Charles Town Acquisition, the Charles Town Joint Venture may make up to $16,000,000 of Capital Expenditures in fiscal year 1997 to refurbish the Charles Town Race Track, provided that at least 20% of all such Capital Expenditures actually made are funded with equity contributions provided by Bryant Development.

            (e) In addition to the foregoing, on or after the consummation of the Charles Town Acquisition and to the extent that the Charles Town Video Lottery Terminals are not leased by the Borrower or any of its Subsidiaries, the Borrower and its Subsidiaries may make Capital Expenditures to purchase the Charles Town Video Lottery Terminals so long as at least 85% of the purchase price for such Charles Town Video Lottery Terminals are financed under Section 10.01(ix).

            (f) In addition to the foregoing, the Borrower and its Subsidiaries may consummate the Acquisitions.




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






            10.109 Minimum Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth at such time.

            10.10 Consolidated Cash Interest Coverage Ratio. (a) Prior to the consummation of the Charles Town Acquisition, the Borrower will not permit the Consolidated Cash Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

            Fiscal Quarter Ending          Ratio

            December 31, 1997                   2.50:1.00
            March 31, 1998                      3.00:1.00
            June 30, 1998                       4.00:1.00
            September 30, 1998                  4.00:1.00
            December 31, 1998 and the           5.00:1.00
              last day of each fiscal
              quarter thereafter

            (b) On or after the consummation of the Charles Town Acquisition, the Borrower will not permit the Consolidated Cash Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

            Fiscal Quarter Ending          Ratio

            December 31, 1997                   3.00:1.00
            March 31, 1998                      3.00:1.00
            June 30, 1998                       4.00:1.00
            September 30, 1998                  4.00:1.00
            December 31, 1998                   5.00:1.00
              and the last day of
              each fiscal quarter
              thereafter

            10.11 Maximum Leverage Ratio. (a) Prior to the consummation of the Charles Town Acquisition, the Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

            Period                              Ratio

            December 31, 1997 through
              and including March 30, 1998      4.25:1.00




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






            March 31, 1998 through and
              and including June 29, 1998  3.50:1.00

            June 30, 1998 through and
              including September 29, 1998
            2.50:1.00

            September 30, 1998 through and
              including December 30, 1998       2.25:1.00

            December 31, 1998 through and
              including June 29, 1999           2.00:1.00

            June 30, 1999 and thereafter        1.50:1.00

            (b) On or after the consummation of the Charles Town Acquisition is consummated, the Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

            Period                              Ratio

            December 31, 1997 through
              and including March 30, 1998      3.50:1.00

            March 31, 1998 through and
              including June 29, 1998           2.75:1.00

            June 30, 1998 through and
              including September 29, 1998      2.50:1.00

            September 30, 1998 through and
              including June 29, 1999           2.00:1.00

            June 30, 1999 and thereafter        1.50:1.00

            10.12 Minimum Consolidated EBITDA. (a) Prior to the consummation of the Charles Town Acquisition, the Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

            Fiscal Quarter Ending               Amount




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






            March 31, 1997                      $ 3,600,000
            June 30, 1997                       $ 8,000,000
            September 30, 1997                  $13,000,000

            (b) On or after the consummation of the Charles Town Acquisition, the Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

            Fiscal Quarter Ending               Amount

            March 31, 1997                      $ 3,000,000
            June 30, 1997                       $ 9,000,000
            September 30, 1997                  $17,000,000

            10.13 Limitation on  Modifications of Certificate of  Incorporation,
By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or any agreement entered into by it with respect to its capital stock (including any Share holders' Agreement), or enter into any new agreement with respect to its capital stock, unless such amendment, modification, change or other action contemplated by this clause (i) could not reasonably be expected to be adverse to the interests of the Banks in any material respect, (ii) amend, modify or change any Joint Venture Agreement, unless such amendment, modification or change could not rea sonably be expected to be adverse to the interests of the Banks in any material respect (it being understood and agreed, however, that in any event the Borrower or a Wholly-Owned Subsidiary thereof shall at all times be the managing member of the Charles Town Joint Venture and shall own at least 80% of the equity interest therein) or (iii) amend, modify or change any provision of any Tax Sharing Agreement or enter into any new tax sharing agreement, tax allocation agreement or similar agreements unless such amendment, modification, change or other action contemplated by this clause
(iii) could not reasonably be expected to adversely effect the interests of the Banks in any material respect.

            10.14 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any

Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (v) restrictions on the transfer of any asset subject to a Lien permitted by this Agreement.

            10.15 Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of the Borrower).

            (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except
(i) for transfers and replacements of then outstanding  shares of capital stock,
(ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

            10.16 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the businesses in which the Borrower and its Subsidiaries are engaged on the Initial Borrowing Date and reasonable extensions thereof (including the operation of video lottery terminals), it being understood and agreed that, except as provided below, in no event shall the Borrower or any of its Subsidiaries engage in any business or enter into any agreement which requires the Borrower or any of its Subsidiaries to make any payments under Section 4 of the Plains Company Acquisition Agreement; provided, however, the Borrower and its Subsidiaries may operate slot machines at the Penn National Race Track, the Pocono Downs Race Track and at any Non-Primary Location operated by the Borrower and its Subsidiaries and may make the required payments pursuant to Section 4 of the Plains Company Acquisition Agreement in connection therewith.

            10.17 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (i) the capital stock of such new Wholly-Owned
Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (ii) the partnership interests of such new Wholly-Owned Subsidiary (to the extent that same is a partnership) are pledged and assigned pursuant to, and to the extent required by, the Pledge Agreement,
(iii) such new Wholly-Owned Subsidiary executes a counterpart of the Sub sidiaries Guaranty, the Pledge Agreement and the Security Agreement, and (iv) such new Wholly-Owned Subsidiary, to the extent requested by the Agent or the Required Banks, takes all actions required pursuant to Section 9.12. In addition, each new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Initial Borrowing Date.


            SECTION 11. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            11.111 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts owing hereunder or thereunder; or

            11.112 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            11.113 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 9.01(g)(i) or 9.08 or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections
11.01 and 11.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Agent or the Required Banks; or

            11.114 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $500,000; or

            11.115 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is com menced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its
Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            11.116 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more em ployee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Banks, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

            11.117 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01); or

            11.118 Subsidiaries Guaranty. At any time after the execution and delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

            11.119 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments exceeds $500,000; or

            11.10  Change of Control.  A Change of Control shall occur; or

            11.11 Licenses. The termination, suspension or revocation of any License, or the existence of any circumstance, event, matter or condition which under any Act would permit any Commission to terminate, revoke or suspend any such License, or any Commission shall require the Borrower or any of its Subsidiaries to divest any License or its equity interest in any Subsidiary owning or holding any License; or

            11.12 Applications. If in any year the Borrower does not, or does not cause one of its Subsidiaries to, submit all appropriate applications to the Pennsylvania Horse Racing Commission and the Pennsylvania Harness Racing Commission to conduct live horse racing at the Penn National Race Track and the Pocono Downs Race Track, or to conduct full card simulcasting at any such Track, in each case in the immediately following calendar year; or if in any year the Borrower does not, or does not cause one of its Subsidiaries to, submit all appropriate applications to the West Virginia Racing Commission to conduct live horse racing at the Charles Town Race Track in the immediately following calendar year; or if in any year the Borrower does not, or does not cause one of its Subsidiaries to, submit all appropriate applications to the West Virginia Lottery Commission for a license to operate at least 400 video lottery terminals in the immediately following fiscal year of the license (or such higher number of video lottery terminals as the Borrower or such Subsidiary may have previously been granted a license to operate); or

            11.13 Legality. At any time the conduct of live thoroughbred racing, live harness racing or full card simulcasting in Pennsylvania cannot legally be conducted at the Pocono Downs Race

Track or the Penn National Race Track or off-track wagering cannot legally be conducted at the Non-Primary Locations operated by the holders of the Penn National Licenses or the Plains Company Licenses, in each case under applicable Pennsylvania or federal law; or, at any time after the consummation of the Charles Town Acquisition, the conduct of live horse racing, televised racing or operation of video lottery terminals in West Virginia cannot legally be conducted at the Charles Town Race Track under applicable West Virginia or federal law;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continu ing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Agent pursuant to Section 4.02 to the repayment of the Obligations.

            SECTION 12. Definitions and Accounting Terms.

            12.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquisition Documents" shall mean the Plains Company Acquisition Documents and the Charles Town Acquisition Documents.

            "Acquisitions" shall mean each of the Plains Company Acquisition and the Charles Town Acquisition.

            "Act" shall mean (i) the Pennsylvania Horse Race Industry Reform Act, as amended, (ii) the West Virginia Racetrack Video Lottery Act, as amended, or (iii) the West Virginia Code ss.ss. 19-23-1 et. seq., as amended, as applicable and including, in each case, any successor thereto.

            "Additional Security Documents" shall have the meaning provided in
Section 9.12.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

            "Adjusted Consolidated EBITDA" shall mean, for any period, Consolidated EBITDA for such period less the amount of all Capital Expenditures made during such period (other than Capital Expenditures made pursuant to Sections 10.08(c), (d) and (e) (but, in the case of clause (e), only to the extent financed under Section 10.01(ix)).

            "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or in directly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 13.09.

            "Agreement"   shall  mean  this  Credit   Agreement,   as  modified,
supplemented,   amended,  restated  (including  any  amendment  and  restatement hereof), extended, renewed, refinanced or replaced from time to time.

            "Applicable Commitment Commission Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%, provided that so long as no Default or Event of Default shall exist, from and after any Start Date to and including the corresponding End Date, the Applicable Commitment Commission Percentage shall be 3/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 2.00:1.00.

            "Applicable Equity Issuance Percentage" shall mean 100%, provided that (i) the Applicable Equity Issuance Percentage shall be 50% at such time as (and for so long as) both (A) the sum of the aggregate outstanding principal amount of Term Loans plus the Total Revolving Loan Commitment is $50,000,000 or less and (B) clause (ii) of this proviso is not applicable and (ii) the Applicable Equity Issuance Percentage shall be 0% at such time as (and for so long as) both (A) the sum of the aggregate outstanding principal amount of Term Loans plus the Total Revolving Loan Commitment is $25,000,000 or less and (B) the Leverage Ratio at such time is equal to or less than 2.00:1.00. Notwithstanding the foregoing proviso, the Applicable Equity Issuance Percentage shall be 100% at any time that a Default or an Event of Default shall exist.

            "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Base Rate Loans, 2% less the then applicable Interest Reduction Discount, if any, and (ii) in the case of Eurodollar Loans, 3% less the then applicable Interest Reduction Discount, if any.

            "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 10.02 (v), (vi), (viii) and
(ix).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

            "Available Revolving Loan Commitment" shall mean, at any time and for any Bank, the Revolving Loan Commitment of such Bank as then in effect less such Bank's RL Percentage of the amount of the Blocked Commitment, if any, at such time.

            "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 or 14.04(b).

            "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that such Bank does not intend to comply with its obligations under Section 1.01(a), 1.01(b), 1.01(c) or 2, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 11.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

            "Bankruptcy Code" shall have the meaning provided in Section 11.05.

            "Base Rate" shall mean, at any time, the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) the Prime Lending Rate and (iii) 1/2 of 1% in excess of the Federal Funds Rate.

            "Base  Rate  Loan"  shall  mean  each  Loan   designated  or  deemed
designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Blocked Commitment" shall mean (i) for the period from and including the Initial Borrowing Date through but not including the earlier of
(x) the consummation of the Charles Town Acquisition and (y) the date on which the Total Tranche B Term Loan Commitment is terminated, $2,000,000 and (ii) for the period thereafter, $0.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Bryant Development" shall mean Bryant Development Company, a Virginia corporation which holds a 20% equity interest in the Charles Town Joint Venture.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean (i) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 under the Securities Exchange Act (as in effect on the Effective Date)), other than the Permitted Holders, shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) have obtained the power (whether or not exercised) to elect a majority of the Borrowers' directors, (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) the Permitted Holders shall cease to collectively own at least 25% on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock.

            "Charles Town Acquisition" shall mean the acquisition by the Charles Town Joint Venture of the Charles Town Race Track.

            "Charles Town Acquisition Agreement" shall mean the Amended and Restated Option Agreement dated as of February 17, 1995 between Charles Town Racing Limited Partnership, Charles Town Races and the Charles Town Joint Venture.

            "Charles Town Acquisition Documents" shall mean the Charles Town Acquisition Agreement and other agreements and documents related to the Charles Town Acquisition.

            "Charles Town Joint Venture" shall mean PNGI Charles Town Gaming Limited Liability Company, a West Virginia limited liability company.

            "Charles Town Joint Venture Agreement" shall mean the Operating Agreement of the Charles Town Joint Venture dated February 27, 1996.

            "Charles Town Licenses" shall mean the licenses to conduct horse racing issued to the Borrower or one of its Subsidiaries by the West Virginia Racing Commission and to conduct video lottery issued to the Borrower or one of its Subsidiaries by the West Virginia Lottery Commission.

            "Charles Town Races" shall mean Charles Town Races, Inc., a West Virginia corporation.

            "Charles Town Racing Limited Partnership" shall mean the Charles Town Racing Limited Partnership, a West Virginia limited partnership.

            "Charles Town Race Track" shall mean Charles Town Race Track located in Jefferson County, West Virginia.

            "Charles Town Video Lottery Terminals" shall have the meaning provided in Section 10.01(ix).

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 11.

            "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

            "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

            "Commission" shall mean each of the Pennsylvania Horse Racing Commission, the Pennsylvania Harness Racing Commission, the West Virginia Racing Commission and the West Virginia Lottery Commission.

            "Commitment" shall mean any of the commitments of any Bank, i.e., whether the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment or the Revolving Loan Commitment.

            "Commitment Commission" shall mean the Revolving Loan Commitment Commission and the Term Loan Commitment Commission.

            "Consolidated Cash Interest Coverage Ratio" shall mean, for any period, the ratio of Adjusted Consolidated EBITDA to Consolidated Cash Interest Expense for such period (other than any Consolidated Cash Interest Expense for such period associated with the financing of the Charles Town Video Lottery Terminals as permitted under Section 10.01(ix)).

            "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense for such period including net costs under any Interest Rate Protection Agreements, provided that there shall be excluded any non-cash interest expense for such period (other than any interest that has been capitalized) to the extent that same would otherwise have been included therein.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and
(y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by (x) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom (i) the amount of any payments made by the Borrower or any of its Subsidiaries pursuant to Section 4 of the Plains Company Acquisition Agreement for such period (but only to the extent that such payments have not already reduced Consolidated Net Income for such period), it being understood and agreed, however, that for purposes of this clause (i), such payment will be treated as being paid in four equal consecutive quarterly installments, with the first such installment being treated as being paid in the fiscal quarter of the Borrower in which such payment is made, (ii) 80% (or such higher percentage as may equal the Borrower's direct or indirect equity interest in the Charles Town Joint Venture) of the amount of Consolidated Interest Expense for such period which is associated with the financing of the Charles Town Video Lottery Terminals as permitted under Section 10.01(ix) and
(iii) 80% (or such higher percentage as may equal the Borrower's direct or indirect equity interest in the Charles Town

Joint Venture) of the amount of any principal payments made during such period with respect to the financing of the Charles Town Video Lottery Terminals as permitted under Section 10.01(ix).

            "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time (other than (x) Indebtedness under Interest Rate Protection Agreements except to the extent of a payment default thereunder and (y) any Indebtedness incurred to finance the Charles Town Video Lottery Terminals as permitted under Section 10.01(ix)).

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obliga tions of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing costs with respect to this Agreement or the Indebtedness incurred hereunder shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

            "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income of the Borrower, the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period and (ii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

            "Consolidated Net Worth" shall mean, on any date of determination thereof, the consolidated net worth of the Borrower and its Subsidiaries determined as of such date of determination.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Borrower on the Initial Borrowing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors or is recommended by a committee of the Board of Directors a majority of which is composed of the then Continuing Directors.

            "CoreStates" shall mean CoreStates Bank, N.A., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Credit   Documents"  shall  mean  this  Agreement  and,  after  the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit, it being understood that any conversion of a Loan pursuant to Section 1.06 shall not constitute a Credit Event.

            "Credit Party" shall mean the Borrower and each Subsidiary Guarantor

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Initial Borrowing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean the Credit Documents and the Acquisition Documents.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 14.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Employment Agreements" shall have the meaning provided in Section 5.05.

            "Employee Benefit Plans" shall have the meaning provided in Section 5.05.

            "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.

ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Emergency Planning and the Community Right-to -Know Act of 1986, 42 U.S.C. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the com mencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Eurodollar Spread" shall mean a percentage per annum equal to 1/2 of the Applicable Margin as in effect from time to time for Eurodollar Loans, provided that in no event shall the Eurodollar Spread be less than 1%.

            "Event of Default" shall have the meaning provided in Section 11.

            "Excess Cash Flow" shall mean, for any period, the remainder of (i) Adjusted Consolidated Net Income for such period minus (ii) the sum of (a) the amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period to the extent permitted by Section 10.08 (other than (A) Capital Expenditures made pursuant to Section 10.08(c) for such period,

(B) Capital Expenditures made pursuant to Section 10.08(d) for such period to the extent financed with equity contributions from Bryant Development or with Tranche B Term Loans and (C) Capital Expenditures made pursuant to Section 10.08(e) for such period to the extent financed with Indebtedness (other than with Revolving Loans) and (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b)(i) or (ii) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduc tion to the Total Revolving Loan Commitment)) during such period.

            "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending December 31, 1997).

            "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

            "Existing Indebtedness" shall have the meaning provided in Section 8.23.

            "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.05.

            "Existing  Letters of Credit"  shall have the  meaning  provided  in
Section 2.01, provided that at the time of expiration of each Existing Letter of Credit in accordance with its terms (without giving effect to any extension thereof) such Existing Letter of Credit, to the extent that same is to be replaced, shall be replaced by a new Letter of Credit issued by BTCo.

            "Facing Fee" shall have the meaning provided in Section 3.01(d).

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as pub lished for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Hazardous  Materials"  shall mean (a) any  petroleum  or  petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

            "Indebtedness"  shall mean, as to any Person,  without  duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebt edness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contin gent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accor dance with customary practices and in the ordinary course of business of such Person.

            "Indebtedness to be Refinanced" shall mean all Indebtedness set forth on Schedule X which is to be repaid in full on the Initial Borrowing Date.

            "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Term Loans occurs.

            "Initial Tranche B Term Loan Borrowing Date" shall mean that date on or after the Initial Borrowing Date and prior to the Tranche B Term Loan Commitment Termination Date on which the Charles Town Acquisition is consummated and each of the other conditions set forth in Section 6 are satisfied.

            "Intercompany Loan" shall have the meaning provided in Section 10.05
(vii).

            "Intercompany Note" shall mean a promissory note, in the form of Exhibit L, evidencing Intercompany Loans.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Interest Reduction Discount" shall mean, initially zero, and from and after any Start Date to and including the corresponding End Date:

           (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 4.00:1.00 and none of the conditions set forth in clauses (B), (C), (D) and (E) below are satisfied;

           (B) 1/2 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 3.00:1.00 and none of the conditions set forth in clauses (C), (D), and (E) below are satisfied;

           (C) 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.50:1.00 and none of the conditions set forth in clauses
      (D), (E) and (F) below are satisfied;

           (D) 1-1/4% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.00:1.00 and the condition set forth in clause (E) below is not satisfied; or

           (E) 1/1/2% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 1.50:1.00.

Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount shall be reduced to zero at all times when a Default or an Event of Default shall exist.

           "Investments" shall have the meaning provided in Section 10.05.

           "Issuing Bank" shall mean BTCo and, in the case of the Existing Letter of Credit only, CoreStates.

           "Joint Venture Agreements" shall have the meaning provided in Section 5.05.

           "L/C Supportable Obligations" shall mean (i) obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business to the horsemen for racing purposes, (ii) obligations of the Borrower and its Subsidiaries for pari-mutual taxes and (iii) such other obligations of the Borrower as are reasonably acceptable to the Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

           "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

           "Letter of Credit" shall have the meaning provided in Section
2.01(a).

           "Letter of Credit Fee" shall have the meaning provided in Section 3. 01(c).

           "Letter of Credit  Outstandings"  shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

           "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

           "Leverage Ratio" shall mean, at any time, the ratio of (i) Consolidated Indebtedness at such time to (ii) Adjusted Consolidated EBITDA for the Test Period then most recently ended (in each case taken as one accounting period), provided that for purposes of the definitions of Applicable Margin, Applicable Equity Issuance Percentage, Applicable Commitment Commission Percentage and Interest Reduction Discount only, Adjusted Consolidated EBITDA shall be for any Test Period ending on or prior to September 30, 1997, (x) in the case of the Test Period ending on March 31, 1997, Adjusted Consolidated EBITDA for such Test Period multiplied by 4, (y) in the case of the Test Period ending June 30, 1997, Adjusted Consolidated EBITDA for such Test Period multiplied by 2, and (z) in the case of the Test Period ending on September 30, 1997, Adjusted Consolidated EBITDA for such Test Period multiplied by a fraction the numerator of which is 4 and the denominator of which is 3 (in each case taken as one accounting period); provided, further, that for purposes of determining the Applicable Margin, the Interest Reduction Discount, the Applicable Equity Issuance Percentage and the Applicable Commitment Commission Percentage as of any Test Date, the term "Consolidated Indebtedness" as used in the foregoing clause (i) of this definition shall be the sum of (I) Consolidated Indebtedness (other than Revolving Outstandings) on such Test Date plus (II) the average Revolving Outstandings for the quarterly period ending on such Test Date.

           "Licenses" shall mean each of the Penn National Licenses, the Plains Company Licenses and the Charles Town Licenses, as the case may be.

           "Lien" shall mean any mortgage,  pledge,  hypothecation,  assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

           "Loan" shall mean each Tranche A Term Loan, each Tranche B Term Loan and each Revolving Loan.

           "Management Agreements" shall have the meaning provided in Section 5.05.

           "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 9.01(b) or (c), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 9.01(b) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered to Section 9.01(b) or (c), as the case may be, provided that the first Margin Reduction Period shall commence no earlier than the date of delivery of the first set of financial statements pursuant to Section 9.01(c) after the Initial Borrowing Date.

           "Margin Stock" shall have the meaning provided in Regulation U.

           "Material Contracts" shall have the meaning provided in Section 5.05.

           "Maturity Date" shall mean, with respect to any Tranche of Loans, the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

           "Minimum Borrowing Amount" shall mean (i) for Term Loans, $1,000,000 and (ii) for Revolving Loans, $250,000.

           "Minimum  Consolidated Net Worth" shall mean, at any time, the sum of
(i) $27,000,000 plus (ii) 50% of Consolidated Net Income of the Borrower, if positive, for each fiscal quarter of the Borrower (commencing with the fiscal quarter ending on March 31, 1997) ended prior to the date of determination plus
(iii) 75% of the Net Equity Proceeds received by the Borrower after the Initial Borrowing Date, it being understood that any increase to the Minimum Consolidated Net Worth shall be effective as of the last day of each fiscal quarter of the Borrower.

           "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

           "Mortgage Policies" shall have the meaning provided in Section 5.13.

           "Mortgaged Property" shall mean each Real Property owned or leased by any Credit Party and designated as a Mortgaged Property on Schedule IV or pursuant to Section 5.13.

           "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

            "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale of issuance of its equity or from the respective capital contribution.

            "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

            "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

            "Non-Compete Agreements" shall have the meaning provided in Section 5.05.

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Non-Primary Location" shall have the meaning provided in the Act referred to in clause (i) of the definition of "Act".

            "Note" shall mean each Tranche A Term Note, each Tranche B Term Note and each Revolving Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, Attention: Patricia Rapisardi, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC"  shall  mean  the  Pension   Benefit   Guaranty   Corporation
established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Penn  National   Licenses"  shall  mean  the  licenses  to  conduct
thoroughbred racing issued to the Borrower or one of its Subsidiaries by the Pennsylvania Horse Racing Commission.

            "Penn National Race Track" shall mean Penn National Race Track located in Dauphin County, Pennsylvania.

            "Pennsylvania Harness Racing Commission" shall mean the Pennsylvania State Harness Racing Commission (and any successor thereto).

            "Pennsylvania Horse Racing Commission" shall mean the Pennsylvania State Horse Racing Commission (and any successor thereto).

            "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Agent in their reasonable discretion.

            "Permitted Holders" shall mean Peter D. Carlino, his progeny and his or their spouses and any trusts over which any such Person has sole control (voting or otherwise) and which name as beneficiaries only such Person or such Person's spouse or children.

            "Permitted Liens" shall have the meaning provided in Section 10.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plains Company" shall mean The Plains Company, a Pennsylvania corporation.

            "Plains Company Acquisition" shall mean the acquisition by the Borrower of (i) all of the outstanding shares of capital stock of the Plains Company, (ii) all of the limited partnership interests in Lehigh Off-Track Wagering, L.P. and (iii) all of the limited partnership interests in Peach Street Ltd. Partnership, in each case pursuant to, and in accordance with the terms set forth in, the Plains Company Acquisition Agreement.

            "Plains Company Acquisition Agreement" shall mean the Purchase Agreement dated as of September 13, 1996, by and between the Estate of Joseph B. Banks and the Borrower.

            "Plains Company Acquisition Documents" shall mean the Plains Company Acquisition Agreement and all other agreements and documents relating to the Plains Company Acquisition.

            "Plains Company License" shall mean the license to conduct harness racing issued to the Borrower or one of its Subsidiaries by the Pennsylvania Harness Racing Commission.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement" shall have the meaning provided in Section 5.10.

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Pledgee" shall have the meaning provided in the Pledge Agreement.

            "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

            "Pocono Downs Race Track" shall mean Pocono Downs Race Track located in Luzerne County, Pennsylvania.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Projections" shall mean the projections attached hereto as Schedule XI which were prepared by the Borrower for the five-year period after the Initial Borrowing Date, presented with and without giving effect to the Charles Town Acquisition.

            "Quarterly Payment Date" shall mean each March 31, June 30, September 30 and December 31 occurring after the Initial Borrowing Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03.

            "Register" shall have the meaning provided in Section 14.15.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.13.

            "Replacement Bank" shall have the meaning provided in Section 1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 4043.

            "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans (and, if prior to the termination thereof, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentage of Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (and, if prior to the termination thereof, the Term Loan Commitments) of Non-Defaulting Banks and the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of all Non-Defaulting Banks of the total outstanding Letter of Credit Outstandings at such time).

            "Revolving Loan" shall have the meaning provided in Section 1.01(c).

            "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 14.04(b).

            "Revolving Loan Commitment Commission" shall have the meaning provided in Section 3.01(b).

            "Revolving Loan Maturity Date" shall mean November 26, 2001.

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "Revolving Outstandings" shall mean, at any time, the sum of (I) the aggregate principal amount of Revolving Loans then outstanding plus (II) the aggregate amount of Letter of Credit Outstandings at such time.

            "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

            "Scheduled Repayments" shall have the meaning provided in Section 4.02(b)(ii).

            "SEC" shall have the meaning provided in Section 9.01(h).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Security Agreement" shall have the meaning provided in Section
5.11.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Document" shall mean and include each of the Security Agreement, the Pledge Agreement and each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

            "Shareholders' Agreements" shall have the meaning provided in
Section 5.05.

            "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

            "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contin gency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each direct and indirect Subsidiary of the Borrower, it being understood and agreed that the Charles Town Joint Venture shall not be required to execute any Credit Document and the equity interest in the Charles Town Joint Venture shall not be required to be pledged pursuant to the Pledge Agreement, in either case, until the consummation of the Charles Town Acquisition.

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5.12.

            "Supermajority Banks" shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if the percentage "50%" contained therein were changed to "66-2/3%."

            "Syndication Date" shall have the meaning provided in Section
 1.01(a).

            "Tax Sharing Agreements" shall have the meaning provided in Section 5.05.

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Term Loan" shall mean each Tranche A Term Loan and each Tranche B Term Loan.

            "Term  Loan  Commitment"   shall  mean  each  Tranche  A  Term  Loan
Commitment and each Tranche B Term Loan Commitment, with the Term Loan Commitment of any Bank at any time to equal the sum of its Tranche A Term Loan Commitment and Tranche B Term Loan Commitment as then in effect.

            "Term Loan Commitment Commission" shall have the meaning provided in
Section 3.01(a).

            "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter or year, as the case may be, of the Borrower ended immediately prior to such Start Date.

            "Test Period" shall mean, (x) for any determination made on and prior to September 30, 1997, the period from January 1, 1997 to the last day of the fiscal quarter of the Borrower then last ended (in each case taken as one accounting period) and (y) for any determination made thereafter, the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

            "Total Available Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment less the Blocked Commitment, if any, at such time.

            "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

            "Total Term Loan Commitment" shall mean, at any time, the sum of the Total Tranche A Term Loan Commitment and the Total Tranche B Term Loan Commitment.

            "Total Tranche A Term Loan Commitment" shall mean, at any time, the sum of the Tranche A Term Loan Commitments of each of the Banks.

            "Total Tranche B Term Loan Commitment" shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Banks.

            "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of Revolving Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

            "Tranche"  shall  mean  the  respective   facility  and  commitments
utilized in making Loans hereunder, with there being three separate Tranches, i.e., Tranche A Term Loans, Tranche B Term Loans and Revolving Loans.

            "Tranche A Term Loan" shall have the meaning provided in Section 1.01(a).

            "Tranche A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Tranche A Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section
1.13 or 14.04(b).

            "Tranche A Term Loan Maturity Date" shall mean November 26, 2001.

            "Tranche A Term Loan Percentage"  shall have the meaning provided in
Section 4.01(a).

            "Tranche A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(i).

            "Tranche A Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b)(i).

            "Tranche A Term Note" shall have the meaning provided in Section 1.05(a).

            "Tranche B Term Loan" shall have the meaning provided in Section 1.01(b).

            "Tranche B Term Loan Borrowing Date" shall mean each date on or after the Initial Borrowing Date on which Tranche B Term Loans are incurred hereunder.

            "Tranche B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Tranche B Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 11 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 14.04(b).

            "Tranche B Term Loan Commitment Termination Date" shall mean June 30, 1997.

            "Tranche B Term Loan Maturity Date" shall mean November 26, 2001.

            "Tranche B Term Loan Percentage"  shall have the meaning provided in
Section 4.01(a).

            "Tranche B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b)(ii).

            "Tranche B Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(b)(ii).

            "Tranche B Term Note" shall have the meaning provided in Section 1.05(a).

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Revolving Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings.

            "West Virginia Lottery Commission" shall mean the West Virginia Lottery Commission (and any successor thereto).

            "West Virginia Racing Commission" shall mean the West Virginia Racing Commission (and any successor thereto).

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.


            SECTION 13.  The Agent.

            12.131 Appointment. The Banks hereby irrevocably designate BTCo as Agent (for purposes of this Section 13, the term "Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby irrevocably designate CoreStates as Co-Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent and the Co-Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent and the Co-Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent and the Co-Agent may perform any of their respective duties hereunder by or through their respective officers, directors, agents, employees or affiliates.

            12.132 Nature of Duties. Neither the Agent nor the Co-Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent, the Co-Agent, nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent and the Co-Agent shall be mechanical and administrative in nature; neither the Agent nor the Co-Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent or the Co-Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.133 Lack of Reliance on the Agent and the Co-Agent. Independently and without reliance upon the Agent or the Co-Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, neither the Agent nor the Co-Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Agent nor the Co-Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the per formance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.134 Certain Rights of the Agent and the Co-Agent. If either the Agent or the Co-Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent or the Co-Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until the Agent or the Co-Agent, as the case may be, shall have received instructions from the Required Banks; and neither the Agent nor the Co-Agent, as the case may be, shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent or the Co-Agent as a result of the Agent or the Co-Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            12.135 Reliance. The Agent and the Co-Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent or the Co-Agent, as the case may be, believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent or the Co-Agent, as the case may be.

            12.136 Indemnification. To the extent the Agent or the Co-Agent is not reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Banks will reimburse and indemnify the Agent or the Co-Agent, as the case may be, in proportion to their respective "percentage" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent or the Co-Agent as the case may be, in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Co-Agent's gross negligence or willful misconduct.

            12.137 The Agent and the Co-Agent in their Individual Capacities. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Agent and the Co-Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "Supermajority Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent and the Co-Agent in their respective individual capacities. The Agent and the Co-Agent and their affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            12.138 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.139 Resignation by the Agent or the Co-Agent. (a) The Agent may resign from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below. The Co-Agent may resign from the performance of its functions and duties hereunder at any time by giving the Agent notice thereof. Such resignation shall take effect upon the giving of such notice.

            (b) Upon any such notice of resignation by the Agent, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company rea sonably acceptable to the Borrower (it being understood and agreed that the Co-Agent is deemed to be acceptable to the Borrower).

            (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

            (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.


            SECTION 14.  Miscellaneous.

            12.141 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Co-Agent (including, without limitation, the reasonable fees and disbursements of White & Case and of the Agent's and the Co-Agent's local racing and other counsel and consultants) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent and the Co-Agent in connection with their syndication efforts with respect to this Agreement and of the Agent and the Co-Agent and, after the occurrence of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and the Co-Agent and, after the occurrence of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent, the Co-Agent and each Bank, and each of their respective officers, directors, employees, represen tatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent, the Co-Agent or any Bank is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any Acquisition or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent, the Co-Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            12.142 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized (to the extent not prohibited by applicable law) at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            12.143 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Co-Agent or any Bank, at its address specified on
Schedule II; and if to the

Agent, at its Notice Office; or, as to any Credit Party, the Co-Agent or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

            12.144 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 14.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, shall not consti tute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such

Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) any assignment of Term Loan Commitments, Revolving Loans and/or outstanding Term Loans shall be required to consist of a pro rata assignment of such Tranches (i.e., an assignment of the same percentage of the Term Loan Commitments, Revolving Loans and/or outstanding Term Loans), (ii) at such time Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon the surrender of the relevant Notes by the assigning Bank (or, upon such assigning Bank's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assign ing Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent of the Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above, (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Agent on the Register pursuant to Section 14.15. To the extent of any assignment pursuant to this Section 14.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 14.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b) (ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 14.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

            12.145 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent the Co-Agent, the Collateral Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent, the Collateral Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other

Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Co-Agent, the Collateral Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Co-Agent, the Collateral Agent or any Bank to any other or further action in any circumstances without notice or demand.

            12.146 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

            12.147 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow, Applicable Commitment Commission Percentage, Applicable Equity Issuance Percentage and Interest Reduction
Discount, and all computations and all definitions used in determining com pliance with Sections 10.08 through 10.12, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower delivered to the Banks referred to in
Section 8.05(a).

            (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

            12.148 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS
PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

            (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION

WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            12.149 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower, the Agent and the Co-Agent.

            14.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

            14.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            14.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 14.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 14.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase of the Commitment of such Bank), (w) without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the Agent and the Co-Agent, amend, modify or waive any provision of Section 13 or any other provision as same relates to the rights or obligations of the Agent or the Co-Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of the Supermajority Banks, reduce the amount of, or extend the date of, any Tranche A Term Loan Scheduled Repayment or Tranche B Term Loan Scheduled Repayment, as the case may be, or amend the definition of Supermajority Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date).

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 14.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such re placement, each such Replacement Bank consents to the proposed change, waiver, discharge or termi nation or (B) terminate such non-consenting Bank's Commitments and/or repay each Tranche of outstanding Loans of such Bank in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments that are terminated, and Loans repaid, pursuant to preceding clause
(B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its

Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 14.12(a).

            (c) The Borrower and the Banks hereby acknowledge and agree that if the Charles Town Acquisition is consummated after December 15, 1996, they will, to the extent that the Borrower, the Agent and the Co-Agent believe that the same is necessary, negotiate in good faith appropriate modifications to Sections 10.10, 10.11 and 10.12.

            14.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.06 and 14.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

            14.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            14.15 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 14.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Assumption
Agreement to the Agent for acceptance and regis tration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 14.15.

            14.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 14.16, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.16 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 14.16(a) by the respective Bank, (b) as may be required or reasonably appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or reasonably appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Agent, the Co-Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 14.16.

            (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 14.16 to the same extent as such Bank).


                       *          *           *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
                                        PENN NATIONAL GAMING, INC.
Wyomissing Professional Center
825 Berkshire Boulevard, Suite 203
Wyomissing, Pennsylvania 19610
Attention: Chief Financial Officer       By /s/ William J. Bork
Telephone: (610) 373-2400                    Title:President
Facsimile: (610) 376-2842

                             BANKERS TRUST COMPANY,
                            Individually and as Agent



                                         By /s/ Timothy Morris
                                             Title:Vice President

                             CORESTATES BANK, N.A.,
                          Individually and as Co-Agent



                                         By /s/ Jeffrey Wasmuth
                                             Title:Vice President

                           THE SUMITOMO BANK, LIMITED



                                         By /s/ Micheal J. Fox
                                             Title:Vice President& Manager


                                         By /s/J. Wade Bell
                                             Title: Vice President

                                         SUMMIT BANK



                                         By /s/ Donald S. McCarty
                                             Title:Regional Vice President